As filed with the Securities and Exchange Commission on February 10, 2003

                                                     Registration No. 333-100697
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              EMERGING VISION, INC.
             (Exact name of registrant as specified in its charter)
          New York                                       11-3096941
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         100 Quentin Roosevelt Boulevard
                           Garden City, New York 11530
                                 (516) 390-2100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              Christopher G. Payan
                             Chief Financial Officer
                         100 Quentin Roosevelt Boulevard
                           Garden City, New York 11530
                                 (516) 390-2134
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Michael Hirschberg, Esq.
                                Piper Rudnick LLP
                           1251 Avenue of the Americas
                            New York, New York 10020
                                 (212) 835-6270

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

=========================================== ==================== =================== ====================== ===================
                                                  Amount          Proposed maximum     Proposed maximum         Amount of
    Title of each class of securities              to be           offering price     aggregate offering       registration
             to be registered                   registered            Per unit               price                 fee
------------------------------------------- -------------------- ------------------- ---------------------- -------------------
rights to purchase units                      50,000,000              $--                  $--                   $--
------------------------------------------- -------------------- ------------------- ---------------------- -------------------
units(1)                                      50,000,000              $0.04(2)             $2,000,000            $184(2)
------------------------------------------- -------------------- ------------------- ---------------------- -------------------
common stock, par value $0.01 per share       50,000,000 shares       $--                  $--                   $--
------------------------------------------- -------------------- ------------------- ---------------------- -------------------
Warrants                                      50,000,000              $--                  $--                   $--
------------------------------------------- -------------------- ------------------- ---------------------- -------------------
common stock, par value $0.01 per share,      50,000,000 shares       $0.07(4)             $3,500,000            $322(4)
underlying the warrants(3)
------------------------------------------- -------------------- ------------------- ---------------------- -------------------
Total                                                                                                            $506(5)
------------------------------------------- -------------------- ------------------- ---------------------- -------------------

     (1) An aggregate of 50,000,000 units, each consisting of one share of common stock and a warrant to purchase one additional share of common stock, are issuable upon the exercise of the rights.
     (2) Represents the offering price of the common stock to be issued upon the exercise of the rights pursuant to Rule 457(g).
     (3) Issuable upon exercise of the warrants. Pursuant to Rule 416, this registration statement also covers such indeterminable additional shares as may become issuable as a result of any future adjustments in accordance with the terms of the warrants, as described in this registration statement.
     (4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) on the basis of the highest price at which the warrants may exercised.
     (5) $368 of such amount has been previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS                              Subject to Completion, February 10, 2003

                                50,000,000 UNITS

                              EMERGING VISION, INC.

                                 RIGHTS OFFERING

                Each unit consisting of one share of common stock

         and a warrant to purchase one additional share of common stock

     We are offering up to 50,000,000  units,  each unit consisting of one share of our common stock and one warrant. We are offering these units in a rights offering. You will receive 1.67 subscription rights for each share of common stock that you owned on February 25, 2003, the record date. You will not receive any fractional rights. Each subscription right entitles you to purchase one unit for a subscription price of $0.04. Each warrant may be exercised for one share of common stock at an exercise price equal to $0.05, unless the average of the last reported sales price of our common stock, as quoted on the OTC Bulletin
Board, during the fifteen (15) trading days immediately preceding, and including, April 7, 2003 is $0.125 or more and the average number of shares traded during each of those fifteen (15) trading days is 50,000 or more, in which case the exercise price will be equal to $0.06, or if the same volume conditions are met but the average of the last reported sales prices is $0.195 or more, in which case the exercise price will be equal to $0.07. Each warrant expires twelve months from the date of issuance. If you fully exercise your rights, you may elect to purchase additional units, on a pro rata basis, with all other oversubscribing shareholders provided other shareholders do not fully exercise their rights. This is your oversubscription privilege.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "ISEE.OB". On February 6, 2003, the last reported sales price of our common stock, as reported on the OTC Bulletin Board, was $0.09 per share.

     The rights are exercisable beginning on the date of this prospectus and continuing until 5:00 p.m., New York City time, on April 14, 2003, although we have the option of extending the expiration date.

     Neither the rights nor the warrants may be sold or transferred. Neither the rights nor the warrants will be listed for trading on any stock exchange.

     We urge you to read carefully the "Risk Factors" section beginning on page 7, where we describe specific risks associated with an investment in our company and these securities, before you make your investment decision.

     Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is February __, 2003

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus. We urge you to read this entire prospectus carefully. We also encourage you to review the financial statements and other information provided in reports and other documents that we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, as described under the caption "Where You Can Find More Information" on the inside back cover of this prospectus.

                           ABOUT EMERGING VISION, INC.

     Based upon statistics published in certain trade magazines, we believe that we are one of the largest chains of retail optical stores and one of the largest franchise optical chains in the United States based upon our domestic sales and the number of locations of company-owned and franchised stores. We, along with our franchisees, operate retail optical stores principally under the trade names "Sterling Optical" and "Site for Sore Eyes," which we refer to herein as "Sterling Stores." We also operate VisionCare of California, a specialized health care maintenance organization licensed by the State of California Department of Managed Health Care. VisionCare of California employs licensed optometrists who render services in offices generally located immediately adjacent to most Sterling Stores located in California.

     As of September 30, 2002, we had 186 Sterling Stores in operation, 31 of which were company-owned stores (including 13 company-owned stores being managed by franchisees) and 155 of which were franchised stores. Currently, Sterling Stores are located in 23 States, the District of Columbia, Ontario, Canada and the U.S. Virgin Islands.

     Most Sterling Stores offer eyecare products and services, including prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses and a broad range of ancillary items. To the extent permitted by individual state regulations, most Sterling Stores employ or affiliate with an optometrist to provide professional eye examinations to the public, and we fill the prescriptions from these employed or affiliated optometrists, as well as from unaffiliated optometrists and ophthalmologists. Most Sterling Stores are able to offer same-day service because most stores have an inventory of ophthalmic and contact lenses, as well as on-site lab equipment for cutting and edging ophthalmic lenses to fit into eyeglass frames.

     We were organized under the laws of the State of New York in January 1992, and we changed our name to "Emerging Vision, Inc." effective April 17, 2000. Our principal executive offices are located at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530. Our telephone number is (516) 390-2100 and our fax number is (516) 390-2150.

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

What is a right?

     You will receive, at no charge, 1.67 rights for every share of common stock that you own as of February 25, 2003, the record date. Each right enables you to purchase, for $0.04, one unit consisting of one share of our common stock and a warrant to purchase one additional share of common stock at an exercise price equal to $0.05, unless the average of the last reported sales price of our common stock, as quoted on the OTC Bulletin Board, during the fifteen (15) trading days immediately preceding, and including, April 7, 2003 is $0.125 or more and the average number of shares traded during each of those fifteen (15) trading days is 50,000 or more, in which case the exercise price will be equal to $0.06, or if the same volume conditions are met but the average of the last reported sales prices is $0.195 or more, in which case the exercise price will be equal to $0.07. For example, if you owned 100 shares of common stock on the record date, and receive 167 rights, you would have the right to purchase, for a price of $0.04 per unit, 167 units consisting of 167 shares of common stock and warrants to purchase an additional 167 shares of common stock at an exercise price equal to $0.05, unless the average of the last reported sales price of our common stock, as quoted on the OTC Bulletin Board, during the fifteen (15) trading days immediately preceding, and including, April 7, 2003 is $0.125 or more and the average number of shares traded during each of those fifteen (15) trading days is 50,000 or more, in which case the exercise price will be equal to $0.06, or if the same volume conditions are met but the average of the last reported sales prices is $0.195 or more, in which case the exercise price will be equal to $0.07. This is your basic subscription privilege.

     Although we intend to distribute the rights to all shareholders, we reserve the right to reject any exercise of rights by shareholders that reside in a state, country or other jurisdiction whose laws require a material change to this offering, or where we cannot, at reasonable expense, determine that this offering complies with any such state's, country's or other jurisdiction's applicable local laws.


What is the record date?

     February 25, 2003 at 5:00 p.m., New York City time. Only our shareholders as of the record date will receive subscription rights.


Why are we offering the rights?

     We are seeking additional equity. Our board of directors has chosen to give each shareholder the opportunity to buy more shares of our common stock at the same price and on the same terms and conditions as each other shareholder.


Has the board of directors made a recommendation regarding this offering?

     Our board of directors makes no recommendation to you about whether you should exercise any rights in this offering.


How soon must you act?

     The rights expire on April 14, 2003 at 5:00 p.m., New York City time. Accordingly, the subscription agent must actually receive all required documents and payments before that date and time.


May I sell or give away my rights?

     No. The rights may not be sold or otherwise transferred.

What is the oversubscription privilege?

     If you fully exercise your basic subscription privilege, the oversubscription privilege entitles you to subscribe for additional units at the same subscription price of $0.04 per unit that applies to your basic subscription privilege.


What are the limitations on the oversubscription privilege?

     We will be able to satisfy all or a portion of your exercise of the oversubscription privilege only if our other shareholders receiving rights do not elect to purchase all of the units offered under their basic subscription privilege.


Am I required to subscribe in this offering?

     No. You are not required to exercise any rights, purchase any units or otherwise take any action in response to this offering.


What will happen if I do not exercise my rights?

     You will retain your current number of shares of our common stock, even if you do not exercise your rights. However, if you do not exercise your rights and other shareholders do, the percentage of shares of our common stock that you own after the offering, will be reduced.


Will my country or state of residence affect my ability to participate in the rights offering?

     Yes. In order to comply with state blue sky laws or the laws of the country in which you reside, we may not be able to accept subscriptions from those of our shareholders that reside in certain states or countries.


Have other shareholders indicated to us that they intend to participate in the rights offering?

     Yes. Dr. Alan Cohen, Dr. Robert Cohen, Mr. Benito R. Fernandez and Mr. Joel
L. Gold, our directors, and Mr. Christopher G. Payan, who is one of our co-chief operating officers and is also our senior vice president, chief financial officer, secretary and treasurer, all intend to participate in the rights offering, at least with respect to their basic subscription privilege.


May I change or cancel my exercise of rights after I send in the required forms and payment?

     No. Once you send in your subscription certificate and payment, you cannot revoke the exercise of your rights.


Will my money be returned if this offering is amended, withdrawn or terminated?

     If we terminate or cancel this offering, or any submitted subscriptions no longer comply with the amended terms of this offering, we will promptly return your subscription price, but without any payment of interest.

What are the U.S. federal income tax consequences of exercising my rights?

     The receipt and exercise of your rights are intended to be nontaxable under U.S. federal income tax law.


How did we arrive at the offering price?

     We determined the offering price of $0.04 per unit based on the current market price of our common stock, the amount of capital we are seeking to raise, our other alternatives for raising capital and other factors we deemed relevant.


When will I receive my new shares and warrants?

     If you purchase units through this offering, you will receive stock certificates representing the shares of common stock, and warrant agreements representing the warrants, as soon as practicable after the expiration date of the offering.


How much money will we receive from this offering?

     Our gross proceeds from the rights offering will depend upon the number of units that are purchased. If all rights are exercised, then we will receive net cash proceeds of approximately $1,870,000. In addition, if all of the warrants constituting a part of the units are exercised, we will receive additional cash proceeds of approximately $2,500,000, assuming a warrant exercise price of $0.05 per share.


How will we use the proceeds from this offering?

     We will use any proceeds generated from the exercise of rights in this rights offering, and from the exercise of the warrants issued in this rights offering:

     o to repay the remaining amounts outstanding under our credit facility with Horizons Investors Corp.;

     o to repay the remaining principal balance on our term loan from North Fork Bank;

     o to fund our plans to continue to close non-profitable stores; and

     o for general corporate purposes and working capital.

How many shares will be outstanding after the rights offering?

     If we sell all of the units offered by this prospectus, then we will issue 50,000,000 new shares of common stock that will result in us having 79,490,620 shares of common stock outstanding. In addition, we will issue 50,000,000 new warrants that, if exercised, would result in the issuance of 50,000,000 additional shares of common stock.


What should I do if I want to participate in this offering, but my shares are held in the name of my broker, dealer or other nominee?

     If you hold your shares of common stock through a broker, dealer or other nominee, for example, through a custodian bank, then your broker, dealer or other nominee is the record holder of the shares you own. This record holder must exercise the rights, on your behalf, for the units you wish to purchase. Therefore, you will need to have your record holder act for you.


What fees or charges apply if I purchase units?

     We are not charging any fee or sales commission to issue rights to you or to issue to you shares of common stock and warrants if you exercise your rights. If you exercise rights through a record holder of your shares, you are responsible for paying any fees that person may charge.


How do I exercise my rights? What forms and payment are required to purchase units?

     As a record holder of our shares of common stock on February 25, 2003, you are receiving this prospectus, a subscription certificate evidencing your subscription rights and instructions on how to purchase units. If you wish to participate in this offering, then, before your rights expire, you must deliver to the subscription agent (or to the registered holder of your shares, such as a broker-dealer or other nominee, if applicable):

     o the subscription price by certified or cashier's check, bank draft drawn upon a U.S. bank or a U.S. postal money order, or a personal check that clears before expiration of the rights; and

     o a properly completed subscription certificate.


To whom should I send forms and payments?

     You should send your subscription documents and payment by mail or courier service to our subscription agent, as follows:

                                MELLON BANK, N.A.

By Mail:                                        By Hand:

Mellon Bank, N.A.                               Mellon Bank, N.A.
c/o Mellon Investor Services LLC                c/o Mellon Investor Services LLC
P.O. Box 3301                                   120 Broadway, 13th Floor
South Hackensack, NJ 07606                      New York, New York 10271
Attention: Reorganization Dept.                 Attention: Reorganization Dept.


By Overnight Courier:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention:  Reorganization Dept.

     For  instructions  on how your  subscription  payment should be sent to the
subscription   agent,   see  "The  Offering  -  Required  Forms  of  Payment  of
Subscription Price" on page 21.


What should I do if I have other questions?

     If you have questions, need additional copies of offering documents or otherwise need assistance, please contact the information agent for this offering:

                                    Mellon Investor Services LLC
                                    85 Challenger Road
                                    Overpeck Centre
                                    Ridgefield Park, NJ 07660
                                    800-932-6798

     To ask other questions or to receive copies of our recent SEC filings, you also can contact us by mail or telephone, or refer to the other sources described under "Where You Can Find More Information" on the inside back cover of this prospectus.

                                  RISK FACTORS

     An investment in our common stock involves a number of very significant risks. Because of these risks, only persons able to bear the risk and withstand the loss of their entire investment, should invest in our common stock. Prospective investors should also consider the following before making an investment decision.


Our common stock was delisted from The Nasdaq National Market, which makes it more difficult for shareholders to sell shares of our common stock.

     On August 24, 2001, The Nasdaq Stock Market terminated the listing of our common stock on The Nasdaq National Market as a result of our failure to maintain a $1.00 per share minimum bid price for our common stock. As a result, our common stock began trading on the OTC Bulletin Board on August 24, 2001. The OTC is generally considered a less efficient market than The Nasdaq National Market. Shareholders are likely to find it more difficult to trade our common stock on the OTC than on The Nasdaq National Market. In order for our common stock to resume trading on The Nasdaq National Market, we must satisfy all of Nasdaq's requirements for initial listing on The Nasdaq National Market, apply for listing and be accepted for listing. We do not currently satisfy Nasdaq's initial listing requirements for either The Nasdaq National Market or The Nasdaq SmallCap Market, and we are unable to determine whether we will ever be able to satisfy either of those initial listing requirements.


The application of the "penny stock rules" could reduce the liquidity and, therefore, the market price of our common stock.

     On February 6, 2003, the last reported sales price of our common stock was $0.09. Because the trading price of our common stock is less than $5.00 per share and our common stock no longer trades on either The Nasdaq National Market or The Nasdaq SmallCap Market, our common stock comes within the definition of a "penny stock." The "penny stock rules" impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse. Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction in question and receive from the customer a written agreement to such transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The broker-dealer must also advise the customer of the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer's account. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell our securities and may affect your ability to resell our common stock.

We have incurred a net loss for each of the years ended December 31, 1999, 2000 and 2001, as well as for the nine month period ended September 30, 2002, and may not attain profitability in the future.

     We incurred a net loss of  $2,261,000,  $38,992,000  and $3,776,000 for the years ended December 31, 1999, 2000 and 2001, respectively, as well as a net loss of $2,658,000 for the nine month period ended September 30, 2002. Furthermore, we may not operate profitably or be commercially successful at any time in the foreseeable future, as our ability to attain profitability in the future will depend, in large part, on the uncertain general condition of our country's economy, competition and other factors regarding the retail optical industry, and our ability to execute our business plan. Specifically, the following factors may negatively impact our ability to be profitable and our ability to execute our business plan:

     o Better financed competitors that do greater levels of advertising, obtain more favorable discounts from suppliers and offer customers aggressive discount pricing;

     o Laser surgery, which eliminates the need for certain eyeglasses and contact lenses;

     o Our inability to obtain the capital necessary to close non-profitable stores, as well as to upgrade furniture, fixtures, equipment and machinery; and

     o Our inability to negotiate favorable lease termination agreements, at reasonable costs, with the respective landlords of our non-profitable stores.


Since our senior convertible preferred stock has beneficial conversion terms which are indexed to the performance of our common stock, we may incur a significant charge to our retained earnings in the future.

     Currently, we have approximately 0.74 shares of senior convertible preferred stock outstanding that are convertible into 98,333 shares of our common stock. The conversion price of the senior convertible preferred stock is $0.75 per share, which was reduced from $5.00 per share as of December 7, 1999. Due to the incremental consideration provided to the holder as a result of this reduction in conversion price, we will incur a charge to our retained earnings upon conversion and, thus, our earnings per share will decrease. The extent of the charge, and decrease in our earnings per share, will be based on the market price of our common stock. Although this charge will not affect our earnings for a given period, on the conversion date it will reduce our earnings per share calculation, which could reduce the market price of our common stock.


We may not successfully execute our business plan, which would negatively impact our ability to maintain adequate liquidity.

     Our ability to improve our cash flow during fiscal 2003 will depend, in large part, on our ability to successfully execute our business plan by improving our store profitability through increased monitoring of store by store operations; closing non-profitable company-operated store locations; reducing administrative overhead expenses, and; implementing new marketing programs. In order to successfully execute our business plan, we will need enough funds to pay, to the respective landlords of our unprofitable stores, the consideration demanded by them to terminate our existing leases for such locations. In addition, we may require additional employees to more adequately monitor store operations. Therefore, if we do not have the requisite resources, including cash and qualified employees, we may not be able to successfully execute our business plan, which would be likely to reduce our cash flow and thus, we may need to seek additional equity or debt financing, if available on reasonable terms.


We have incurred significant cash flow losses to date, and even if we receive the maximum amount of proceeds from this offering, we may still require additional financing in the future, which may be difficult to obtain and may dilute your ownership interests in us.

     We have incurred, and anticipate that we will incur, capital and operating cash flow losses for the foreseeable future in that we will be required to make substantial cash disbursements to satisfactorily complete our business plan, as well as to reduce our existing liabilities, which, together with our marketing, business development and operational expenses, may be in excess of our revenues. We expect that these, and other expenses, will result in operating losses for at least the foreseeable future until we are able to attain adequate revenue levels and begin generating positive cash flow from operations. However, even if we are able to generate a positive cash flow from operations, we may require additional capital to expand and improve our operations, which additional capital may not be available when needed or on terms acceptable to us. We also may need to seek additional financing through public or private sales of our securities, including equity securities, which equity securities, if and when issued, would, in all likelihood, dilute your ownership interests in us. Furthermore, insufficient funds may require us to delay, scale back or eliminate certain or all of our operations and activities, including the successful execution of our business plan.


Certain of our directors are involved with other companies in the retail optical industry, which are in competition with our Sterling Stores and may result in potential conflicts.

     Dr. Robert Cohen and Dr. Alan Cohen, two of our directors, are also the principal shareholders and executive officers and directors of Cohen Fashion Optical, Inc. and its affiliate, Real Optical, LLC. Drs. Alan and Robert Cohen are brothers. Cohen Fashion Optical and Real Optical operate and franchise retail optical stores similar to Sterling Stores in the States of Connecticut, Florida, New Hampshire, Massachusetts, New Jersey and New York and may, in the future, operate in other states as well. As of the date hereof, many Cohen Fashion Optical stores were located in the same shopping center or mall as, or in close proximity to, certain Sterling Stores; and, in the future, Cohen Fashion Optical and/or Real Optical may open or franchise additional stores that are located in the same areas as Sterling Stores. These competing businesses could reduce the revenues generated at our competing Sterling Stores.

     Drs. Robert and Alan Cohen are also the principal members and executive officers of General Vision Services, LLC, or GVS, which operates retail optical stores located in the New York metropolitan area. GVS stores are similar to, and compete with, the Sterling Stores being operated and franchised by us in the same areas. Furthermore, GVS solicits and administers third party benefit programs, similar to those being administered by us, through GVS's network of company-owned and independent retail optical stores. It is possible that additional GVS stores, or other retail optical stores which provide services under third party benefit plans administered by GVS, may, in the future, be located near one or more of our Sterling Stores and may compete directly with our stores.

     Additionally, we, Cohen Fashion Optical and/or GVS jointly participate in certain third party benefit plans and certain of our Sterling Stores, Cohen Fashion Optical stores and GVS stores participate as providers under third party benefit plans obtained by either us, Cohen Fashion Optical or GVS and, in all likelihood, will continue to do so in the future.

     Because of the interests that Drs. Robert and Alan Cohen have in Cohen Fashion Optical, Real Optical and GVS, conflicts of interest may arise that may cause these individual shareholders/members to enter into business relationships that compete with us and cause a decrease in our revenues. We have no procedures in place to determine how corporate opportunities presented to Drs. Robert and Alan Cohen will be allocated, by them, among the various competing businesses in which they are involved.


We significantly depend on the ability and experience of certain members of our management, and their departure may prevent or delay the successful execution of our business plan and our attainment of profitability.

     We rely on the skills of certain members of our senior management team to guide our operations including, but not limited to, Mr. Christopher G. Payan, one of our co-chief operating officers and our senior vice president, chief financial officer, treasurer and secretary, the loss of whom could have an adverse effect on our operations. Furthermore, none of the members of our senior management team, other than Mr. Payan, have employment agreements with us. Accordingly, our key executives may not continue to work for us, which could prevent or delay the successful execution of our business plan and our attainment of profitability.


We do not control the management of all of the Sterling Stores that operate under our name, and these stores may be managed by unsuccessful franchisees, which would reduce our revenues from these stores.

     We rely, in substantial part, on our franchisees for revenues. Since we do not control the management of our franchised stores, it is possible that a franchisee/owner may not have the business acumen or financial resources to successfully operate his or her franchised Sterling Store. We, together with a substantial number of our franchisees, have recently experienced a decline in the sales generated from our/their operation of Sterling Stores. If a substantial number of our franchisees experience further declines in their sales and/or are ultimately not successful, our revenues from our franchisees would decrease. We believe that our franchisees have experienced sales declines due to many factors, including, among others:

     o Decreased spending by consumers, due to a weaker economy;

     o Increased competition by large discount eyewear chains, which increases the need for our franchisees to provide more aggressive promotional sales, thus decreasing their profit margins; and


                                      -10

     o The limitations of vision care benefits available under medical and third party benefit plans.


We compete with many types of eyewear providers, which may prevent us from increasing or maintaining our market share.

     The retail optical business is highly competitive and includes chains of retail optical stores, superstores, individual retail outlets and a large number of individual opticians, optometrists and ophthalmologists that provide professional services and dispense prescription eyewear. These competitors may take advantage of prompt payment discount plans, aggressive discounting and price-cutting for customers, and increased advertising. As retailers of prescription eyewear, we and our franchisees generally service local markets and, therefore, our, and their, competition varies substantially from one location or geographic area to another. If we are not successful in dealing with our competition, we will not be able to increase or maintain our customer base or market share.


We often offer incentives to our customers, which lower our profit margins.

     At times when our major competitors offer significantly lower prices for their products, we are often required to do the same. Certain of our major competitors offer promotional incentives to their customers including free eye exams,"50% Off" on designer frames and "Buy One, Get One Free" eyecare promotions. In response to these promotions, we have offered the same or similar incentives to our customers. This practice has resulted in lower profit margins and these competitive promotional incentives may further reduce our revenues, gross margins and cash flows. Although we believe that our Sterling Stores provide quality service and products at competitive prices, several of the large retail optical chains have greater financial resources than us. Therefore, we may not be able to continue to deliver cost efficient products in the event of aggressive pricing by our competitors, which would reduce our profit margins, net income and cash flow.


We have provided purchase money financing for a substantial portion of the sales price of our store assets that were sold to franchisees and bear the risk of nonpayment of this financing, which could negatively impact our future cash position.

     In most instances in the past, we provided purchase money financing for a substantial portion of the sales price of our store assets sold to franchisees. If our franchisees are unsuccessful, they may default on these loans. In certain instances in which franchisees have defaulted on their purchase money obligations, we have been able to repossess the store's assets and sell these assets to another franchisee. However, we may not be able to continue to be successful with reselling the assets of an unsuccessful franchisee due to the lack of financial viability and, therefore, the lack of marketability of the Sterling Store in question, and the failure to do so could have a material adverse effect on our cash position and ability to finance our business.

As refractive laser surgery gains market acceptance, we may lose revenue from traditional eyewear customers.

     As traditional eyewear users undergo laser vision correction procedures or other vision correction techniques, the demand for certain contact lenses and eyeglasses will decrease. Due to the fact that the marketing and sale of eyeglasses and contact lenses is a significant part of our business, a decrease in customer demand for these products could have a material adverse effect on our sales of prescription eyewear, as well as those of our franchisees.


We are subject to a variety of state, local and federal regulations that affect the health care industry, which may affect our ability to generate revenues or subject us to additional expenses.

     The regulatory requirements that we and our franchisees must satisfy to conduct our and their businesses, varies from state to state. For example, some states have enacted laws governing the ability of ophthalmologists and optometrists to enter into contracts with business corporations or lay persons, and some states prohibit companies from computing their royalty fees based upon a percentage of the gross revenues generated by optometrists from exam fees. Various federal and state regulations also limit the financial and non-financial terms of agreements with health care providers and, therefore, our potential revenues may differ depending upon the nature of our various health care provider affiliations.

     We and our franchisees are also subject to regulations regarding our franchise business and in-store laboratory operations, as well as the operation, in California, of VisionCare of California, which is regulated by the State of California Department of Managed Health Care. As a franchisor, we are subject to various registrations and disclosure requirements imposed by the Federal Trade Commission and by many of the states in which we conduct our franchising operations. The Federal Occupational Safety and Health Act regulates our in-store laboratory operations. Although we believe that we are in material compliance with all applicable laws and/or regulations, we may not be able to sustain compliance if these laws and/or regulations change in the future and, in that event, we may have to incur significant expenses to maintain compliance.

We may be exposed to significant risk from liability claims if we are unable to obtain insurance, at acceptable costs, to protect us against potential liability claims.

     The provision of professional eyecare services entails an inherent risk of professional malpractice and other similar claims. We do not influence or control the practice of optometry by the optometrists that we employ or affiliate with, nor do we have responsibility for their compliance with certain regulatory and other requirements directly applicable to these individual professionals. As a result of the relationship between our employed and affiliated optometrists and us, we may become subject to professional malpractice actions or claims under various theories relating to the professional services provided by these individuals. We may not be able to continue to obtain adequate liability insurance at reasonable rates, in which event, our insurance may not be adequate to cover claims asserted against us, in which event, our future cash position could be reduced and our ability to continue operations could be jeopardized.


Our operations and success are highly dependent upon health care providers, and we may be unable to enter into favorable arrangements with these providers.

     Certain states prohibit us and our franchisees from employing optometrists to render professional services on our and their behalf. Accordingly, the success of our and their operations as full-service eyecare providers, depends upon our and their ability to enter into agreements with these health care providers to render professional services at Sterling Stores. Due to the increased competition, among large discounters of retail eyewear, to enter into agreements with health care providers and the finite number of available health care providers, the costs of compensating these health care providers has increased materially. We and our franchisees may not be able to enter into agreements with these health care providers on satisfactory terms, or these agreements may not be profitable to us or them, which would reduce the revenues we and our franchisees could generate from the operation of our and their Sterling Stores.


Certain events could result in a dilution of your ownership of our common stock.

     As of September 30, 2002, we had 29,490,620 shares of our common stock outstanding and 9,585,991 shares that were reserved for issuance under outstanding warrants, options and senior convertible preferred stock. The exercise and conversion prices, as the case may be, of our common stock equivalents range from $0.01 to $8.25 per share. If converted or exercised, these securities will result in a dilution of your percentage ownership of our common stock. In addition, if we acquire new companies through the issuance of our common or preferred stock, your percentage of ownership will be further diluted.

We have created provisions in our governing documents which may make it difficult for our business to be acquired or our directors to be removed.

     Our amended and restated certificate of incorporation and amended and restated by-laws contain certain provisions that are intended to discourage, delay or make it more difficult for a change of control over our business to occur. One of these provisions is a classified board of directors which established two classes of directors which are nominated on alternate years. Further, our by-laws provide that special meetings of shareholders may only be called by resolution of our board or by our chief executive officer, chief operating officer or president. Our charter prevents the removal, by our shareholders, of directors who serve on our classified board of directors except for cause, even if some or a majority of them voted for the removal of a director. Currently, we have authorized 5,000,000 shares of preferred stock, of which we have issued and outstanding approximately 0.74 shares of senior convertible preferred stock, which are convertible into an aggregate of 98,333 shares of our common stock. Our board of directors has the authority to fix the rights, privileges, and preferences of the remaining authorized but unissued shares of our preferred stock, without any further vote or action by the shareholders. Therefore, the rights of the holders of our common stock are and may, in the future, be subject to, and may be subjugated by, the rights of the holders of our senior convertible preferred stock, as well as the holders of any additional shares of our preferred stock that may be issued in the future. Currently, until our shares of senior convertible preferred stock have been converted into common stock, we cannot consolidate, merge or transfer all or substantially all of our assets to any person or entity, unless the terms of the consolidation, merger or transfer include the preservation of the senior convertible preferred stock. In addition, we are subject to the anti-takeover provisions of Section 912 of the Business Corporation Law of the State of New York, which could have the effect of delaying or preventing a change of control over our business.


One of our directors may exercise significant influence over our company.

     As of September 30, 2002, Benito R. Fernandez, who is one of our directors, beneficially owned 6,301,075 shares of our common stock (including the shares underlying warrants to purchase 250,000 additional shares of common stock) representing approximately 21.2% of our shares of common stock outstanding. As a result, Mr. Fernandez may control the election of our directors and all other matters that are subject to a vote of shareholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company, even if this change of control would benefit all of our shareholders.


Risks Related to this Offering

The price of our common stock may decline before or after the subscription rights expire.

     The public trading price of our common stock may decline after you exercise your subscription rights. If that occurs, you will have committed to buy our common stock at a price above the prevailing market price, resulting in an immediate unrealized loss to you. Moreover, following your exercise of subscription rights, you may not be able to sell your common stock at a price equal to or greater than the subscription price. Until certificates are delivered to you, which will not occur until after the closing of this offering, you may not be able to sell the common stock you purchase in this offering. Certificates representing our common stock purchased by you will be delivered as soon as practicable after the expiration of this offering. In addition, the market price of our common stock may not rise above the exercise price of the warrants and, accordingly, the warrants could expire worthless.


The rights offering may cause a dilution to your percentage ownership of us.

     If you do not exercise any of your rights, then your percentage ownership of us will be reduced, assuming other shareholders exercise their rights. Even if you participate in the rights offering, your percentage ownership of us may be reduced if other shareholders exercise the warrants, purchased by them, in the rights offering and you do not.


Once you exercise your subscription rights, you may not revoke the exercise, even if you no longer desire to invest in us.

     Once you exercise your subscription rights, you may not revoke the exercise. Therefore, even if circumstances arise, after you have subscribed in the offering, that eliminate your interest in investing in our common stock, you will nevertheless be required to purchase the common stock for which you subscribed.


If you do not act promptly and follow instructions carefully, you may not be able to participate in this offering and your current investment in our company would be diluted.

     Shareholders who desire to purchase units in this rights offering must act promptly to ensure that all required forms and payments are actually received by our subscription agent, Mellon Bank, N.A., prior to the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to strictly follow the subscription procedures that apply to your desired transaction, we may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received, in which event, your current investment in our company would be diluted.

                                 USE OF PROCEEDS

     We will use the net proceeds from this offering: (i) first, to repay the remaining principal balance of our credit facility with Horizons Investors Corp.; (ii) second, to repay the remaining principal balance outstanding under our term loan with North Fork Bank; and (iii) third, to fund the completion of our plan to close non-profitable stores, and for general corporate purposes and for working capital. Our gross proceeds from the rights offering depend on the number of units that are purchased. If all of the subscription rights offered by this prospectus are exercised, then we will receive net cash proceeds of approximately $1,870,000. In addition, if all of the warrants offered by this prospectus are exercised, then we will receive additional cash proceeds of approximately $2,500,000, assuming a warrant exercise price of $0.05, which we would also use for general corporate purposes and for working capital.


                                  THE OFFERING

     Before exercising any rights, you should read carefully the information set forth under the caption "Risk Factors" beginning on page 7 of this prospectus.

The Rights

     As soon as practicable after the date of this prospectus, we are distributing, at no charge, to holders of our shares of common stock as of 5:00 p.m., New York City time, on the record date, February 25, 2003, 1.67 non-transferable subscription rights for every share of common stock owned at that time. Each right entitles you to purchase one unit for the subscription price of $0.04. Each unit consists of one share of common stock and a warrant to purchase one additional share of common stock at an exercise price per share equal to $0.05, unless the average of the last reported sales price of our common stock, as quoted on the OTC Bulletin Board, during the fifteen (15) trading days immediately preceding, and including, April 7, 2003 is $0.125 or more and the average number of shares traded during each of those fifteen (15) trading days is 50,000 or more, in which case the exercise price will be equal to $0.06, or if the same volume conditions are met but the average of the last reported sales prices is $0.195 or more, in which case the exercise price will be equal to $0.07. The warrants will be exercisable for twelve months from their issuance date. You will not receive fractional subscription rights but, instead, we will round your number of subscription rights down to the nearest whole number. On October 23, 2002, the day on which we announced this offering and the subscription price, the last reported sales price for our shares of common stock on the OTC Bulletin Board was $0.04 per share.


Record Date

     February 25, 2003 at 5:00 p.m., New York City time. Only our shareholders of common stock as of the record date will receive rights to subscribe for units.


Subscription Price

     The subscription price is $0.04 per unit, payable in cash. All payments must be cleared on or before the expiration date.

Basic Subscription Privilege

     You are entitled to purchase one unit, consisting of one share of common stock and a warrant to purchase one additional share of common stock at the exercise price described above, at the subscription price for each right exercised.


Oversubscription Privilege

     If you exercise your basic subscription privilege in full, you may also subscribe for additional units that other shareholders have not purchased under their basic subscription privilege. You may purchase a percentage of the unsubscribed units equal to the percentage of units purchased by you under the basic subscription privilege, as compared to the total number of units purchased by all shareholders, including you, who are exercising their oversubscription privilege. If there are not enough units available to fill all subscriptions for additional units, then the available units will be allocated pro rata, in successive rounds, based on the number of units each subscriber for additional units has purchased under his, her or its basic subscription privilege.

     For example, if there are 900,000 available units under the oversubscription privilege and the only oversubscribing shareholders are a 10% shareholder subscribing for 500,000 additional units and a 5% shareholder subscribing for 500,000 additional units, then the 10% shareholder would receive 500,000 units and the 5% shareholder would receive the remaining 400,000 units, as follows: the subscription agent will initially allocate 500,000 units to the 10% shareholder and 250,000 units to the 5% shareholder according to their relative 2:1 ownership percentages and, thereafter, will allocate the remaining shares to the 5% shareholder since he, she or it was the only shareholder to subscribe for these units. We will not allocate to you more than the number of units you have actually subscribed and paid for. As soon as practicable after the expiration date, April 14, 2003, Mellon Bank, N.A., acting as our subscription agent, will determine the number of units that you may purchase pursuant to the oversubscription privilege.

     You are not entitled to exercise the oversubscription privilege unless you have fully exercised your basic subscription privilege. For this purpose, you would only count the shares you own in your own name, and not other shares that might, for example, be jointly held by you with a spouse, held as a custodian for someone else, or held in an individual retirement account.

     You can elect to exercise the oversubscription privilege only at the same time you exercise your basic subscription privilege in full.

     In exercising the oversubscription privilege, you must pay the full subscription price for all of the units you are electing to purchase. If we do not allocate to you all of the units you have subscribed for under the oversubscription privilege, we will refund to you, by mail, any payment you have made for units which are not being made available to you, promptly after completion of this offering. Interest will not be payable on amounts refunded.

     Banks, brokers and other nominees who exercise the oversubscription privilege on behalf of beneficial owners of shares must report certain information to us and the subscription agent, Mellon Bank, N.A., and report certain other information received from each beneficial owner exercising rights. Generally, banks, brokers and other nominees must report:

     o the number of shares held on the record date on behalf of each beneficial owner;

     o the number of rights as to which the basic subscription privilege has been exercised on behalf of each beneficial owner;

     o that each beneficial owner's basic subscription privilege, held in the same capacity, has been exercised in full; and

     o the number of units subscribed for, pursuant to the oversubscription privilege, by each beneficial owner, if any.

     If you complete the portion of the subscription certificate required for you to exercise the oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as described above. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege.

     In some circumstances, in order to comply with applicable state securities laws, we may not be able to honor your basic and/or oversubscription privileges, even if we have shares available and the above conditions are met.


Reasons for the Offering

     We are seeking additional equity in order to repay certain of our indebtedness, to obtain the funds required in connection with the closure of non-profitable company-owned stores, and for general corporate and working capital purposes. Our board of directors has chosen to give you the opportunity to buy more shares of our common stock on the same basis as each of our other shareholders.


The Board Makes No Investment Recommendations to Shareholders

     Our board of directors has approved of this offering, but does not make any recommendation to you about whether you should exercise any of your rights. In making the decision to exercise or not exercise your rights, you must consider your own best interests.

     If you choose not to exercise your subscription rights in full, your relative ownership interest in us will be diluted. If you exercise your rights, you risk an immediate loss on your investment because the trading price of our common stock may decline below the subscription price before the offering is completed. We cannot assure you that the subscription price will remain below any trading price for our common stock or that its trading price will not decline to below the subscription price during or after this offering. For a summary of some of the risks a new investment would entail, see "Risk Factors" beginning on page 7.


Expiration Time and Date

     The rights expire on April 14, 2003 at 5:00 p.m., New York City time. We have the option of extending the expiration date for any reason, although presently we do not intend to do so. Rights not exercised by the expiration date will be null and void.

     In order to exercise rights in a timely manner, you must ensure that the subscription agent actually receives, prior to expiration of the rights, a properly executed and completed subscription certificate, together with full payment for all units you wish to purchase, including any units you wish to purchase under your oversubscription privilege.


No Revocation

     You are not allowed to revoke or change your exercise of rights after you send in your subscription form and payment, even if you later learn information about us that you consider to be unfavorable.


Determination of Subscription Price

     The subscription price is $0.04 per unit. Our board of directors determined the per unit subscription price based upon a number of factors including:

     o our need for capital;
     o the average of the last reported sales price of our common stock during the first ten trading days of October 2002;
     o the amount of proceeds desired;
     o the difficult market conditions currently prevailing for raising equity capital;
     o general conditions in the securities markets;
     o alternatives available to us for raising capital; and
     o general economic, business and market conditions.

     The $0.04 per unit price should not be considered an indication of the actual value of our common stock. You may not be able to sell the common stock purchased by you in this offering at a price equal to or greater than $0.04 per share. In addition, you may not be able to exercise the warrants issued to you and sell the underlying common stock for a profit. The market price of our common stock fluctuates and might decrease, either during or after the offering, below the offering price.


Transferability of Subscription Rights

     Only you may exercise the subscription privilege. You may not sell, give away or otherwise transfer the subscription privilege. The rights will not be listed for trading on any stock exchange.

Transferability of Warrants

     Only you may exercise the warrants. You may not sell, give away or otherwise transfer the warrants. The warrants will not be listed for trading on any stock exchange.


Extension, Withdrawal and Amendment

     We have the option of extending the period for exercising your rights, although we do not intend to do so at this time. We also reserve the right to withdraw or terminate this offering at any time and for any reason. In the event that this offering is withdrawn or terminated, all funds received from subscriptions will be returned promptly. We will not pay interest on any returned funds. We will notify shareholders if we extend, withdraw or terminate this offering by issuing a press release and filing that press release with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

     We reserve the right to amend the terms of this offering. If we make an amendment that we consider significant, we will

     o mail notice of the amendment to all shareholders of record as of the record date;

     o extend the expiration date by at least ten days; and

     o offer all subscribers no less than ten days to revoke any subscription already submitted.

     The extension of the expiration date will not, in and of itself, be treated as a significant amendment for these purposes.


Mailing of Subscription Certificates and Record Holders

     We are sending a subscription certificate to each record holder, together with this prospectus and related instructions to exercise the rights. In order to exercise rights, you must fill out and sign the subscription certificate and timely deliver it to the subscription agent, together with full payment for the units to be purchased. Only the holders of record of our common stock as of the close of business as of the record date may exercise rights.

     A depository bank, trust company or securities broker or dealer which is a record holder for more than one beneficial owner of shares may divide or consolidate subscription certificates to represent shares held as of the record date by their beneficial owners, upon providing the subscription agent with certain required information.

     If you own shares held in a brokerage, bank or other custodial or nominee account, in order to exercise your rights you must promptly send the proper instruction form to the person holding your shares. Your broker, dealer, depository or custodian bank or other person holding your shares is the record holder of your shares and will have to act on your behalf in order for you to exercise your rights. We have asked your broker, dealer or other nominee holder of our common stock to contact the beneficial owner(s) thereof and provide them with instructions concerning the rights the beneficial owner(s) it represents are entitled to exercise.

Right to Block Exercise Due to Regulatory Issues

     We reserve the right to refuse the exercise of rights by any holder of rights who would, in our opinion, be required to obtain prior clearance or approval from any state or federal regulatory authority for the exercise of rights or ownership of additional shares if, at the expiration date, this clearance or approval has not been obtained. We are not undertaking to advise you of any such required clearance or approval, nor to pay any expenses incurred in seeking such clearance or approval.

     We are not offering or selling, or soliciting any purchase of, units in any state or other jurisdiction in which this offering is not permitted. We reserve the right to delay the commencement of this offering in certain states or other jurisdictions if necessary to comply with local laws. However, we may elect not to accept the exercise of rights by residents of any state or other jurisdiction whose laws would require a change in this offering in order to carry out this offering in such state or jurisdiction.


Procedures to Exercise Rights

     Please do not send subscription certificates or related forms to us. Please send the properly completed and executed form of subscription certificate with full payment to the subscription agent for this offering, Mellon Bank, N.A., or to the record holder of your shares (such as your broker, nominee or other custodial holder, if applicable).

     You should read carefully the subscription certificate and related instructions and forms which accompany this prospectus. You should contact Mellon Investor Services LLC, the information agent for this offering, at the address and telephone number listed below under the caption "The Offering - Questions and Assistance Concerning the Rights," promptly with any questions you may have.

     You may exercise your rights by delivering to the subscription agent (or to the record holder of your shares, if applicable), at the address specified below and in the instructions accompanying this prospectus, on or prior to the expiration date, the following:

     o  Properly  completed  and  executed  subscription   certificate(s)  which
        evidence your rights. See "The Offering - Delivery of Subscription Certificates" below, for instructions on where to send these;

     o  Any required signature guarantees; and

     o Payment in full of the subscription price for each unit you wish to purchase under your basic subscription privilege and your oversubscription privilege. See "The Offering - Required Forms of Payment of Subscription Price" below, for payment instructions.


Required Forms of Payment of Subscription Price

     The subscription price is $0.04 per unit subscribed for, payable in cash. All payments must be cleared on or before the expiration date.

     If you exercise any rights, you must deliver to the subscription agent (or the record holder of your shares, if applicable) full payment in the form of a personal check, certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order, payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A. as subscription agent).

     In order for you to timely exercise your rights, the subscription agent must actually receive good funds, in payment of the subscription price, before the expiration date.

     Funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you pay the subscription price by means of uncertified personal check, you should make payment sufficiently in advance of the expiration date to ensure that your check actually clears and the payment is received before such date. We are not responsible for any delay in payment by you and suggest that you consider payment by means of certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order.


Delivery of Subscription Certificates

     All subscription certificates, payments of the subscription price and nominee holder certifications and Depository Trust Company participant oversubscription exercise forms, to the extent applicable to your exercise of rights, must be delivered to the subscription agent, Mellon Bank, N.A., as follows:

By Mail:                                      By Hand:

Mellon Bank, N.A.                             Mellon Bank, N.A.
c/o Mellon Investor Services LLC              c/o Mellon Investor Services LLC
P.O. Box 3301                                 120 Broadway, 13th Floor
South Hackensack, NJ 07606                    New York, New York 10271
Attention: Reorganization Dept.               Attention: Reorganization Dept.


By Overnight Courier:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention:  Reorganization Dept.


Incomplete Forms; Insufficient Payment

     If you do not indicate on your subscription certificate the number of rights being exercised, or do not forward sufficient payment for the number of rights that you indicate are being exercised, then we will accept the subscription certificate and payment only for the maximum number of rights that may be exercised by you, based on the actual payment delivered. We will make this determination as follows: (i) you will be deemed to have exercised your basic  subscription  privilege to the full extent of the payment  received;  and
(ii)  if  any  funds  remain,   you  will  be  deemed  to  have  exercised  your
oversubscription privilege to the extent of the remaining funds. We will promptly return any payment not applied to the purchase of units in this offering. Interest will not be payable on amounts refunded.


Prohibition on Fractional Shares

     Each right entitles you to purchase one unit at the subscription price. We will accept any inadvertent subscription indicating a purchase of fractional units, by rounding down to the nearest whole unit and promptly refunding, without interest, any payment received for a fractional unit.


Instructions to Nominee Holders

     If you are a broker, trustee, depository for securities or other nominee holder for beneficial owners of our common stock, we are requesting that you contact such beneficial owners as soon as possible to obtain instructions and related certifications concerning their rights. Our request to you is further explained in the suggested form of letter of instructions from nominee holders to beneficial owners accompanying this prospectus.

     To the extent so instructed, nominee holders should complete appropriate subscription certificates on behalf of beneficial owners and, in the case of any exercise of the oversubscription privilege, the related form of "Nominee Holder Certification", and submit them on a timely basis to the subscription agent, Mellon Bank, N.A., with the proper payment.


Risk of Loss on Delivery of Subscription Certificate Forms and Payments

     Each  holder of rights  bears all risks of the method of  delivery,  to the
subscription   agent,   of  subscription   certificates   and  payments  of  the
subscription price.

     If subscription certificates and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery, to the subscription agent, and clearance of payment prior to the expiration date.

     Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order.


How Procedural and Other Questions are Resolved

     We are entitled to resolve all questions concerning the timeliness, validity, form and eligibility of any exercise of rights. Our determination of such questions will be final and binding. We, in our reasonable discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right because of any defect or irregularity.

     Subscription certificates will not be considered received or accepted until all irregularities have been waived or cured within such time as we determine, in our reasonable discretion. Neither we nor the subscription agent have any duty to give you notification of any state required pre-clearance or approval, nor any defect or irregularity in connection with the submission of subscription certificates or any other required document or payment, although we may elect to do so. Neither we nor the subscription agent will incur any liability for failure to give such notification.

     We reserve the right to reject any exercise of rights if the exercise does not comply with the terms of this offering, is not in proper form, or if the exercise of rights would be unlawful or materially burdensome to us.


Issuance of Shares of Common Stock and Warrants

     Shares of common stock and warrants purchased in this offering will be issued as soon as practicable after the expiration date. The subscription agent will deliver subscription payments to us only after consummation of this offering and the issuance of certificates and warrants to our shareholders that exercised rights.


Shares of Common Stock Outstanding After the Rights Offering

     Assuming we issue all of the units offered in this rights offering, each of which will represent one share of common stock and a warrant to purchase one additional share of common stock, approximately 79,491,000 shares of common stock will be outstanding. This would represent an approximately 170% increase in the number of outstanding shares of common stock as of the date of this prospectus. In addition, if all of the warrants we are offering are exercised, then an additional 50,000,000 shares of common stock will be issued and outstanding. If you do not exercise your subscription privilege, the percentage of our common stock that you hold after the offering, will decrease.


Fees and Expenses

     We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your subscription rights. None of the subscription agent, the information agent or us will pay these expenses.


Subscription Agent

     We have appointed Mellon Bank, N.A. as subscription agent for this offering. The subscription agent's addresses for packages sent by hand, mail or overnight courier are:

By Mail:                                        By Hand:

Mellon Bank, N.A.                               Mellon Bank, N.A.
c/o Mellon Investor Services LLC                c/o Mellon Investor Services LLC
P.O. Box 3301                                   120 Broadway, 13th Floor
South Hackensack, NJ 07606                      New York, New York 10271
Attention: Reorganization Dept.                 Attention: Reorganization Dept.


By Overnight Courier:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention:  Reorganization Dept.

     The subscription agent's telephone number is 800-932-6798. You should deliver your subscription certificate and payment of the subscription price only to the subscription agent, except if your shares are held on record by a broker, dealer, nominee or other custodial. We will pay the fees and expenses of the subscription agent, information agent, warrant agent and printer, which we estimate will total $47,000. We have also agreed to indemnify the subscription agent from any liability which it may incur in connection with the offering.

                                    IMPORTANT

     Please carefully read the instructions accompanying the subscription certificate and follow those instructions in detail. Do not send subscription certificates directly to us. You are responsible for choosing the payment and delivery method for your subscription certificate, and you bear the risks associated with such delivery. If you choose to deliver your subscription certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you mail your subscription certificate and payment a sufficient number of days prior to April 14, 2003. Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order.


Questions and Assistance Concerning the Rights

     If you have any questions or need assistance concerning the procedures for exercising your subscription rights, or if you would like additional copies of this prospectus or the instructions, you should contact us or the information agent, as follows:

---------------------------------               --------------------------------
      EMERGING VISION, INC.
100 Quentin Roosevelt Boulevard                    MELLON INVESTOR SERVICES LLC
           Suite 508                                    85 Challenger Road
  Garden City, New York 11530                            Overpeck Centre
Attention: Christopher G. Payan                      Ridgefield Park, NJ 07660
         516-390-2134                                      800-932-6798
---------------------------------               --------------------------------

                    TAX CONSIDERATIONS OF THE RIGHTS OFFERING

Certain United States Federal Income Tax Consequences

     The following general summary of the material federal income tax consequences of the rights offering is based upon the advice of Piper Rudnick LLP, our special counsel. This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), the Treasury regulations promulgated under the Code, judicial authority and current administrative rules and practice, all of which are subject to change on a prospective or retroactive basis.

     The tax consequences of this offering under state, local and foreign law are not discussed. The consequences of this offering with respect to any taxes other than income taxes also are not discussed. Moreover, special considerations not described in this summary may apply to some taxpayers or some types of taxpayers, including financial institutions, broker-dealers, nominee holders of our shares, life insurance companies, tax-exempt organizations and foreign taxpayers. The following discussion is limited to those who have held the common stock, and will hold the rights and any common stock and warrants acquired upon the exercise of the rights, as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

     You are urged to consult your own tax advisor with respect to the particular federal income or other income tax consequences to you of the offering, as well as the tax consequences under state, local and foreign law and the possible effects of any change in any such laws.


         Receipt of Rights

     You will not recognize taxable income for federal income tax purposes upon receipt of the rights.

     Your basis in your common stock upon which the rights are distributed, will be allocated among the common stock and the rights in proportion to their respective fair market values, as determined by us, on the day you receive the rights. However, if the fair market value of your rights at the time they are received is less than 15% of the fair market value of the common stock you own on the date of the receipt of your rights, then no portion of your basis in the common stock will be allocated to the rights, unless you so elect. You should consult your own tax adviser concerning whether and how to make such an election

     Since the rights will not be transferable, it may be difficult to establish the fair market value of the rights and hence the allocation of basis among the common stock and rights.

     Your holding period with respect to the rights will include your holding period for the common stock with respect to which the rights were distributed.

         Exercise of the Rights

     You will not recognize any gain or loss if you exercise your rights.

     If you exercise your rights, you will receive common stock and warrants. The basis of your common stock received upon exercise of the warrants, will be equal to the sum of (i) the portion of your basis in the rights that is allocable to the right to acquire common stock, and (ii) the portion of the exercise price that is allocable to the common stock. Similarly, the basis of the warrants that you receive upon exercise, will be equal to the sum of (i) the portion of your basis in the rights that is allocable to the right to receive warrants, and (ii) the portion of the exercise price that is allocable to the warrants. The basis in your rights, if any (as determined above), will be allocated among the right to receive common stock and the right to receive warrants in proportion to the relative fair market values of the common stock and warrants on the date of the distribution of the rights. The exercise price paid will be allocated among the common stock and warrants received by you in proportion to their relative fair market values on the day you exercise your rights.

     Your holding period in the common stock and warrants received by you upon exercise of your rights, will begin on the day you exercise your rights.


         Lapse of the Rights

     If you allow your rights to lapse, no gain or loss will be recognized. However, the basis of your common stock upon which such rights were distributed, will be increased by the basis, if any, in the rights which lapsed.


         Exercise of Warrants

     You will not recognize gain or loss upon the exercise of your warrants. The basis of the common stock acquired through exercise of your warrants will be the basis of the warrants (as determined above) plus the exercise price paid upon your exercise of the warrants. The holding period of the common stock received by you upon exercise of your warrants, will begin on the day the warrants are exercised.

         Lapse of Warrants

     If your warrants expire prior to having been exercised, you will recognize a loss equal to the basis in such warrants. Such loss will be a capital loss, and will be long-term or short term depending upon whether your holding period in the lapsed warrants (which, as discussed above, will begin on the day you received your warrants) is more than one year.

     The foregoing summary is included for general informational purposes only. Accordingly, we urge you to consult with your own tax advisor with respect to the tax consequences of the rights offering applicable to your own particular situation, including the application and effect of state and local income and other tax laws.

                        DESCRIPTION OF OUR CAPITAL STOCK

General

     We are authorized to issue 150,000,000 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of September 30, 2002, we had 29,672,957 shares of common stock issued, 182,337 shares of which are held in our treasury and 29,490,620 shares of which were outstanding, and approximately 0.74 shares of our senior convertible preferred stock issued and outstanding, convertible into an aggregate of 98,333 shares of our common stock.


Common Stock

     Holders of shares of our common stock are entitled to dividends when and as declared by our board of directors from legally available funds therefor and, upon liquidation, are entitled to share pro rata in any shareholder distributions, after payment of all debts and other liabilities and subject to the prior rights of any holders of our preferred stock. However, we have no intention to pay dividends on shares of our common stock in the foreseeable future, as our board of directors has decided to retain earnings to finance our operations and possible expansion. Each holder has one, non-cumulative vote for each share held. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.


Preferred Stock

     We have designated 35 shares of our preferred stock as senior convertible preferred stock, of which approximately 0.74 shares were issued and outstanding as of September 30, 2002. The holders of the senior convertible preferred stock vote as a single class with the common stock, on an as-converted basis, on all matters on which the holders of the common stock are entitled to vote. Each outstanding share of senior convertible preferred stock may currently be converted into common stock at the conversion price of $0.75 per share.

     Until the senior convertible preferred stock has been converted into common stock, we cannot consolidate, merge or transfer all or substantially all of our assets to any person, unless the terms of the consolidation, merger or transfer include the preservation of the senior convertible preferred stock. There is a liquidation preference of $100,000 per share of senior convertible preferred stock.


Units

     We are offering an aggregate of up to 50,000,000 units. Each unit which we are offering pursuant to this prospectus contains one share of our common stock and one warrant to purchase one additional share of common stock. The common stock and the warrant included in each unit will be immediately separable. Units may be purchased until April 14, 2003, the expiration date of this offering.

Warrants

     As of September 30, 2002, there were outstanding warrants to purchase an aggregate of 5,202,189 shares of our common stock, exercisable at a weighted-average exercise price of approximately $3.76 per share, through various expiration periods ranging from December 2004 to April 2008. In addition, each unit contains a warrant to purchase one share of common stock. The warrants are exercisable at a price per share equal to $0.05, unless the average of the last reported sales price of our common stock, as quoted on the OTC Bulletin Board, during the fifteen (15) trading days immediately preceding, and including, April 7, 2003 is $0.125 or more and the average number of shares traded during each of those fifteen (15) trading days is 50,000 or more, in which case the exercise price will be equal to $0.06, or if the same volume conditions are met but the average of the last reported sales prices is $0.195 or more, in which case the exercise price will be equal to $0.07, subject to adjustment in certain circumstances, and expire on the twelfth month anniversary of their issuance. We have authorized the issuance of up to 50,000,000 warrants to purchase an aggregate of 50,000,000 shares of common stock and will reserve that number of shares of common stock required for issuance upon exercise of the warrants issued in this rights offering. None of these warrants are currently issued and outstanding.

     The exercise prices and number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation. Holders of the warrants do not have the rights or privileges of holders of common stock. The warrants to be issued hereunder are part of the units to be sold in this rights offering. To the extent that the warrants are exercised, the proportionate equity ownership of holders of our common stock who do not exercise warrants, will decrease.

     Warrants are generally more speculative than the shares of common stock which are issuable upon the exercise of warrants. A warrant may become valueless, or of reduced value, if the market price of the underlying common stock decreases, or increases only modestly, over the term of the warrant.


Stock Options

     As of September 30, 2002, there were outstanding options to purchase an aggregate of 4,285,469 shares of our common stock at exercise prices ranging from $0.075 to $8.25 per share, of which options to purchase 4,132,133 shares were exercisable, with the balance being subject to vesting, generally over a three-year period.

                                  LEGAL MATTERS

     The validity of the common stock that is being offered pursuant to this prospectus will be passed upon by Piper Rudnick LLP, New York, New York.

                                     EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, of which this prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Prior to the date of this prospectus, Arthur Andersen was indicted in connection with its rendering of services to another company. Therefore, Arthur Andersen withdrew from practice before the SEC, effective prior to the date hereof, and many of the accountants at Arthur Andersen have left their current jobs or have been searching for a new place of employment. Based on these factors, after reasonable efforts, we were unable to obtain Arthur Andersen's consent to the inclusion of their report, dated April 8, 2002. Accordingly, we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act, for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-3 that we are filing with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our File Number is 1-14128.

     You may read and copy, at prescribed rates, materials that we have filed with the SEC, including the registration statement, at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's web site, http://www.sec.gov.

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any units in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover, only.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "Incorporate by Reference", into this prospectus, certain of our publicly filed documents, which means that information included in these documents is considered a part of this prospectus. We incorporate by reference into this prospectus the following documents:

     o Our Annual Report on Form 10-K for the year ended December 31, 2001.

     o Our Annual Report on Form 10-K/A for the year ended December 31, 2001.

     o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     o Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

     o Our  Quarterly  Report on Form 10-Q for the quarter  ended  September 30,
       2002.

     o Our Current Report on Form 8-K, filed on February 4, 2002.

     o Our Current Report on Form 8-K, filed on June 24, 2002.

     o Our Current Report on Form 8-K, filed on August 12, 2002.

     o Our Current Report on Form 8-K, filed on October 23, 2002.

     o Our Definitive Proxy Statement, filed on June 18, 2002.

     o Our   description  of  our  common  stock  which  is  contained  in  our registration statement on Form 8-A, filed on December 5, 1995.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus, will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement in this prospectus or in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     If you are a shareholder, you may request a copy of any or all of these documents incorporated by reference, at no cost, by contacting us at the following address or telephone number: Emerging Vision, Inc., 100 Quentin
Roosevelt  Boulevard,  Suite  508,  Garden  City,  New  York  11530,  Attention:
Christopher G. Payan, Chief Financial Officer, Telephone No.: (516) 390-2134.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates forward-looking statements, including statements regarding, among other items, our business strategy, growth strategy and anticipated trends in our business. We may make additional written or oral forward-looking statements from time to time in filings with the SEC or otherwise. When we use the words "believe," "expect," "anticipate," "project" and similar expressions, this should alert you that this is a forward-looking statement. Forward-looking statements speak only as of the date the statement is made.

     These forward-looking statements are based largely on our expectations. They are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and are beyond our control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. Statements in this prospectus or made in documents incorporated into this prospectus by reference, describe factors that could contribute to, or cause differences between, our expectations and actual results.

     We have described many of these factors in "Risk Factors" and "About Emerging Vision, Inc." Because of these risks and uncertainties, the forward-looking information contained in this prospectus may not, in fact, occur or prove to be accurate. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by this section.


=====================================================                ===================================================

Emerging  Vision,   Inc.  has  not  authorized  any
person to give you  information  that  differs from
the  information  in this  prospectus.  You  should                                   50,000,000 UNITS
rely solely on the  information  contained  in this
prospectus.  This  prospectus  is not an  offer  to                                EMERGING VISION, INC.
sell these  securities,  and we are not  soliciting
offers to buy these securities,  in any state where
the  offer  or  sale  of  these  securities  is not
permitted.  The  information in this  prospectus is                                   RIGHTS OFFERING
accurate  only as of the  date of this  prospectus,
even if this  prospectus  is delivered to you after
the  prospectus  date,  or you buy shares of common
stock or warrants of Emerging  Vision,  Inc.  after
the prospectus date.
                                                                                Each Unit Consisting of One
                                                                                   Share of Common Stock
                                                                                 and a Warrant to Purchase
                                                                                    One Additional Share
                                                                                      of Common Stock




                                                                               _____________________________

                                                                                         PROSPECTUS
                                                                               _____________________________


                                                                                     February __, 2003


=====================================================                ===================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable in connection with the sale of the common stock being registered hereby. Except for the SEC registration fee, all expenses are estimated:

Item                                                                     Amount
----                                                                   ---------
SEC registration fee.................................................. $     506
Printing and engraving, subscription agent, information agent
   and warrant agent fees and expenses................................    47,000
Legal fees and expenses...............................................    70,000
Blue sky fees and expenses............................................     2,000
Miscellaneous.........................................................    10,000
                                                                       ---------
   Total.............................................................. $ 129,506
                                                                       =========

     All expenses incurred in connection with this offering will be borne by the Registrant. The selling stockholder will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of the units offered by the prospectus constituting a part of this registration statement.


Item 15. Indemnification of Directors and Officers.

     The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement of such action and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification may be made, without court approval, in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

     Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstance, such director or officer may be indemnified


                                     -II-1-
only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

     The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

     Our amended and restated certificate of incorporation provides that a director shall not be liable to us or our shareholders for damages for any breach of duty in such capacity, except for liability in the event a judgment or other final adjudication, adverse to such director, establishes that his/her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director personally gained a financial profit or other advantage to which he/she was not legally entitled, or that such director's acts violated Section 719 of the BCL. Our amended and restated by-laws provide for our indemnification of directors and officers, to the fullest extent permitted by applicable law, for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Registrant, if such director or officer acted in good faith, for a purpose which he/she reasonable believed to be in the best interests of our business and, in criminal actions or proceedings, had no reasonable cause to believe that his/her conduct was unlawful. We have not entered into indemnification agreements with any of our directors.


Item 16. Exhibits

     The following exhibits were filed as part of this registration statement:

Exhibit Number      Description of Document
--------------      -----------------------
4.1                 Specimen of Common Stock Certificate (incorporated by
                    reference to Exhibit 4.1 to the Registrant's Registration
                    Statement on Form S-1, No. 33-98368)

4.2 Form of Convertible Debentures and Warrants Subscription Agreement (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K, dated February 17,
                    1998)

4.3 Form of warrant issued to purchasers in the Registrant's private placement of units consisting of Series B Convertible Preferred Stock and warrants to purchase common stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, No. 333-37160)


                                     -II-2-

4.4 Form of warrant issued to the Placement Agents (and/or their respective designees) in connection with the Registrant's private placement (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3, No. 333-37160)

4.5 Form of warrant issued to subscribers in connection with the Registrant's rights offering

5.1                 Opinion of Piper Rudnick LLP

10.38 Warrant Agreement, dated as of February 10, 2003, by and between Emerging Vision, Inc. and Mellon Investor Services LLC

23.1                Consent of Piper Rudnick LLP (included in Exhibit 5.1)

24.1 Power of Attorney (appears on signature page to initial filing of this Form S-3)

99.1                Form of Subscription Certificate

99.2                Form of Letter to Shareholders

99.3                Form of Letter to Brokers

99.4                Instructions to Shareholders

99.5 Subscription Agent Agreement, dated as of February 10, 2003, by and between Emerging Vision, Inc. and Mellon Bank, N.A.

99.6 Information Agent Agreement, dated as of February 10, 2003, by and between Emerging Vision, Inc. and Mellon Investor Services LLC


Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     1. To file,  during any period in which offers or sales of the shares being
registered   hereby  are  being  made,  a   post-effective   amendment  to  this
Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in such prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information contained in this Registration Statement.


                                     -II-3-

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table of this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in this Registration Statement;

     2. That, for the purpose of determining liability under the Securities Act, it shall treat each post-effective amendment as a new registration statement of the securities offered hereby, and treat the offering of the securities, at that time, as an initial bona fide offering; and

     3. To remove from registration, by means of a post-effective amendment, any
of  the  securities  being  registered   hereby  which  remains  unsold  at  the
termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement, shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities, at that time, shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities, other than the payment, by the Registrant, of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being


                                     -II-4-
registered hereby, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



















                                     -II-5-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, State of New York, on February 10, 2003.

                                         EMERGING VISION, INC.


                                         By: /s/ Christopher G. Payan
                                            --------------------------------
                                            Christopher G. Payan
                                            Senior Vice President, Co-Chief
                                            Operating Officer, Chief Financial
                                            Officer, Treasurer and Secretary













                                     -II-6-

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                              Date
---------                   -----                              ----

/s/ Christopher G. Payan    Co-Chief Operating Officer,        February 10, 2003
------------------------    Senior Vice President, Chief
Christopher G. Payan        Financial Officer, Treasurer
                            and Secretary (Co-Principal
                            Executive Officer and Principal
                            Financial and Accounting Officer)

*                           Co-Chief Operating Officer and     February 10, 2003
------------------------    Chief Marketing Officer (Co-
Samuel Z. Herskowitz        Principal Executive Officer)

*                           Co-Chief Operating Officer and     February 10, 2003
------------------------    Senior Vice President-Business
Myles Lewis                 Development (Co-Principal
                            Executive Officer)

*                           Chairman of the Board of           February 10, 2003
------------------------    Directors
Alan Cohen, O.D.

*                           Director                           February 10, 2003
------------------------
Robert Cohen, O.D.

                            Director                           February __, 2003
------------------------
Joel L. Gold

*                           Director                           February 10, 2003
------------------------
Benito R. Fernandez


* By: /s/ Christopher G. Payan
     --------------------------
      Christopher G. Payan
      Attorney-in-fact




                                     -II-7-

                              EMERGING VISION, INC.
                                    FORM S-3
                             REGISTRATION STATEMENT
                                  EXHIBIT INDEX

Exhibit Number      Description of Document
--------------      -----------------------
4.1                 Specimen of Common Stock Certificate (incorporated by
                    reference to Exhibit 4.1 to the Registrant's Registration
                    Statement on Form S-1, No. 33-98368)

4.2 Form of Convertible Debentures and Warrants Subscription Agreement (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K, dated February 17,
                    1998)

4.3 Form of warrant issued to purchasers in the Registrant's private placement of units consisting of Series B Convertible Preferred Stock and warrants to purchase common stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, No. 333-37160)

4.4 Form of warrant issued to the Placement Agents (and/or their respective designees) in connection with the Registrant's private placement (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-3, No. 333-37160)

4.5 Form of warrant issued to subscribers in connection with the Registrant's rights offering

5.1                 Opinion of Piper Rudnick LLP

10.38 Warrant Agreement, dated as of February 10, 2003, by and between Emerging Vision, Inc. and Mellon Investor Services LLC

23.1                Consent of Piper Rudnick LLP (included in Exhibit 5.1)

24.1 Power of Attorney (appears on signature page to initial filing of this Form S-3)

99.1                Form of Subscription Certificate

99.2                Form of Letter to Shareholders

99.3                Form of Letter to Brokers

99.4                Instructions to Shareholders

99.5 Subscription Agent Agreement, dated as of February 10, 2003, by and between Emerging Vision, Inc. and Mellon Bank, N.A.
99.6 Information Agent Agreement, dated as of February 10, 2003, by and between Emerging Vision, Inc. and Mellon Investor Services LLC

                                                                     Exhibit 4.5


              THIS WARRANT CERTIFICATE IS EXERCISABLE ON OR BEFORE,
         AND VOID AFTER 5:00 P.M., NEW YORK CITY TIME ON APRIL 14, 2004

                      WARRANTS TO PURCHASE COMMON STOCK OF

                              EMERGING VISION, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK


NO. W-                                                  CERTIFICATE FOR WARRANTS


THIS CERTIFIES THAT


     or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from Emerging Vision, Inc., a New York corporation (the "Company"), at any time on or before 5:00 P.M., New York City time on April 14, 2004, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to, shares (subject to adjustments referred to below) of the Common Stock of the Company (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares"), by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the office of Mellon Investor Services LLC, designated for such purpose, or its successor, as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified or official bank check payable to the order of the Warrant Agent, the exercise price of $[ ] per share.

     Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

     Upon the surrender for transfer or exchange of any Warrant Certificates, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable taxes or governmental charges) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face hereof.

     The   Warrant   Certificates   are  issued  only  as   registered   Warrant
Certificates. Until this Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

     This Warrant Certificate is issued under the Warrant Agreement, dated as of February 10, 2003, by and between the Company and the Warrant Agent. The Warrant Agreement is hereby incorporated by reference into this Warrant Certificate and this Warrant Certificate is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the office of the Company, and may be obtained by writing to the Company.

     The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the exercise price per share are subject to adjustment upon the happening of certain events specified in the Warrant Agreement.

     No fractional Shares of the Company's Common Stock will be issued upon the exercise of the Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share determined as provided in the Warrant Agreement.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.

     This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 P.M., New York City time on April 14, 2004, unless extended by the Company.


                  [Remainder of page intentionally left blank.]

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     WITNESS the facsimile signatures of the Company's duly authorized officers.


Dated:  April 14, 2003

                                         EMERGING VISION, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title



COUNTERSIGNED AND
REGISTERED:

MELLON INVESTOR SERVICES LLC
as Warrant Agent


By:
   -------------------------------------
Name:
Title:

To:      Emerging Vision, Inc.
         c/o Mellon Investor Services LLC
         Warrant Agent


                                  PURCHASE FORM
          (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE
                              WARRANT CERTIFICATES)

     The undersigned hereby irrevocably elects to exercise the Warrants represented by the Warrant Certificate and to purchase for cash _______________ Shares issuable upon the exercise of said Warrants and requests that certificates for such Shares shall be issued in the name of
____________________.


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
REGISTERED HOLDER OF CERTIFICATE


____________________________________

____________________________________


                                        ________________________________________
                                                      (Print Name)

                                        ________________________________________
                                                        (Address)

                                        ________________________________________
                                                        (Address)


Dated:                                  Signature:
      ------------------------------              ------------------------------

                                 ASSIGNMENT FORM
          (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO TRANSFER
                             WARRANT CERTIFICATES)



PLEASE INSERT SOCIAL SECURITY OF           FOR VALUE RECEIVED, the undersigned
OTHER IDENTIFYING NUMBER                   hereby sells, assigns and transfers
OF ASSIGNEE                                _________ of the Warrants to purchase
                                           shares of Common Stock represented by
                                           this Warrant Certificate unto
________________________________
________________________________

________________________________________________________________________________
          (Please print or typewrite name and address, including postal zip code, of assignee)

________________________________________________________________________________

________________________________________________________________________________


     and does hereby irrevocably constitute and appoint __________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.


Dated:                                   Signature(s):
      ------------------------------                  --------------------------


SIGNATURE(S) GUARANTEED:


------------------------

                                     NOTICE:

  THE SIGNATURE(S) TO THE PURCHASE FORM OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY
     PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                                                                     Exhibit 5.1


                         (Piper Rudnick LLP Letterhead)


                                                               February 10, 2003




Emerging Vision, Inc.
100 Quentin Roosevelt Boulevard
Garden City, New York  11530

         Re:      Emerging Vision, Inc. Registration Statement on Form S-3


Ladies and Gentlemen:

     On the date hereof, Emerging Vision, Inc., a New York corporation (the "Company"), intends to transmit to the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), relating to 50,000,000 rights (the "Rights") to purchase 50,000,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), and a warrant (the "Warrants") to purchase one additional share of Common Stock. This opinion is an exhibit to the Registration Statement.

     We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Units, and the securities underlying the Units, as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified, or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and such other documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), all public records reviewed are accurate and complete, the Registration Statement being declared effective by the Commission and the distribution of the Rights and the offer and sale of the Units, and the

                                                           Emerging Vision, Inc.
                                                               February 10, 2003
                                                                          Page 2


securities underlying the Units, in the matter set forth in the Registration Statement. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof and the continued effectiveness of the Registration Statement.

     Based upon the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, we are of the opinion that, when issued and delivered in accordance with the terms of the rights offering as described in the Registration Statement, (i) the Common Stock underlying the Units will be validly issued, fully paid and non-assessable, (ii) the Warrants will be validly issued and binding obligations of the Company and
(iii) upon the proper exercise of the Warrants, the Common Stock underlying the Warrants will be validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We express no opinion as to the application of securities or "Blue Sky" laws of any state, including the State of New York, to the offer and/or sale of the Units and the securities underlying the Units.

     The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Legal Matters" and "Tax Considerations of the Rights Offering" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,

                                                 /s/ Michael Hirschberg
                                                ---------------------------
                                                Michael Hirschberg

                                                                   Exhibit 10.38


                                WARRANT AGREEMENT


     WARRANT AGREEMENT, dated as of February 10, 2003 (this "Warrant Agreement"), by and between Emerging Vision, Inc., a New York corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Warrant Agent (the "Warrant Agent").

     A. The Company proposes to issue up to 50,000,000 Warrants (the "Warrants") evidencing the right to purchase an aggregate of up to 50,000,000 authorized but previously unissued shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"). The Warrants would be issued in connection with a Rights Offering by which existing shareholders of the Company are issued the right to purchase units comprised of one share of Common Stock and a warrant to purchase one additional share of Common Stock. The rights by which shareholders would be issued warrants shall occur during the term of the offering as defined by the Company's Registration Statement on Form S-3 (File No. 333-100697), filed with the Securities and Exchange Commission on October 23, 2002 and as subsequently amended (the "Registration Statement").

     B. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent desires so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

     NOW THEREFORE, it is agreed as follows:

                                   ARTICLE 1.
                     APPOINTMENT OF WARRANT AGENT; ISSUANCE,
                   FORM AND EXECUTION OF WARRANT CERTIFICATES

     Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company, and the Warrant Agent hereby accepts the agency established herein and agrees to perform its agency duties in accordance with the terms and conditions of this Warrant Agreement.

     Section 1.2 Warrant Certificates. The Company shall execute and deliver to the Warrant Agent certificates which the Company has authorized to represent the Warrants ("Warrant Certificates"). The Warrant Certificates shall be substantially as set forth in Exhibit A hereto and may have such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate (but which do not adversely affect the rights, duties or responsibilities of the Warrant Agent) and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation relating to listing of the Warrants on any stock exchange or to conform to usage. The Warrant Certificates shall be dated with the date of their issuance.

     Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by a duly authorized officer of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Any Warrant Certificate may be signed on behalf of the Company by the person who at the actual date of the signing of such Warrant Certificate shall have been the proper officer of the Company, although at the date of issuance of such Warrant Certificate any such person has ceased to be such officer of the Company.

                                   ARTICLE 2.
                              EXERCISE OF WARRANTS

     Section 2.1 Exercise. Any or all of the Warrants represented by each Warrant Certificate may be exercised by the holder thereof on or before 5:00 p.m., New York City time, on April 14, 2004, unless extended by the Company, by surrender of the Warrant Certificate with the Purchase Form, which is printed on the reverse thereof (or a reasonable facsimile thereof) duly executed by such holder, to the Warrant Agent at its office designated for such purpose, accompanied by payment, in cash or by certified or official bank check payable to the order of the Warrant Agent, in an amount equal to the number of shares of Common Stock issuable upon exercise of the Warrant represented by such Warrant Certificate, as adjusted pursuant to the provisions of Article III hereof, multiplied by the exercise price (as set forth in the Registration Statement) per share, as adjusted pursuant to the provisions of Article III hereof (such price as so adjusted from time to time being herein called the "Exercise Price"), and such holder shall be entitled to receive such number of fully paid and nonassessable shares of Common Stock, as so adjusted, at the time of such exercise. Warrants, represented by a properly assigned Warrant Certificate, may be exercised by a new holder without first having a new Warrant Certificate issued. The Warrant Agent shall have no duties under this Section or Section 2.3 below unless and until it has been notified in writing by the Company of the Exercise Price.

     Section 2.2 Time of Exercise. Each exercise of Warrants shall be deemed to have been effective immediately prior to the close of business on the business day on which the Warrant Certificate relating to such Warrants shall have been surrendered to the Warrant Agent as provided in Section 2.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in
Section 2.3, shall be deemed to have become the holder or holders of record thereof.

     Section 2.3 Issuance of Shares of Common Stock; No Fractional Shares. As soon as practicable after the exercise of any Warrant, and in any event within ten (10) days after receipt by the Warrant Agent of the notice of exercise under
Section 2.1, the Warrant Agent, at the written direction of the Company, will cause to be issued in the name of and delivered to the holder thereof or as such holder (upon payment by such holder of any applicable taxes and governmental charges) may direct,

     (a) certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then current value of a share of Common Stock, determined as follows:

     (i) if the Common Stock is listed or admitted to unlisted trading privileges on any single stock exchange, then such current value shall be computed on the basis of the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of the exercise of such Warrant upon which a sale shall have been effected; or

     (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are reported by Nasdaq, including the National Market system (or, if not so quoted on Nasdaq, by the National Quotation Bureau, Inc.), then the current value shall be the last reported sale on the last business day prior to the date of the exercise of such Warrant, or, in the event the last reported sale is unavailable, the average of the closing bid and ask prices on the last business day prior to the date of the exercise of such Warrant as so reported; or

     (iii) if the Common Stock is listed or admitted to unlisted trading privileges on more than one stock exchange or one or more stock exchanges and quoted on Nasdaq, then the current value shall, if different as a result of calculation under the applicable method(s) described above in this Section 2.3, be deemed to be the higher number calculated in connection therewith; or

     (iv) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not so reported, then the current value shall be computed on the basis of the book value of Common Stock as of the close of business on the last day of the month immediately preceding the date upon which such Warrant was exercised, as determined by the Company,

                  and

     (b) in case such exercise includes only part of the Warrants represented by any Warrant Certificate, a new Warrant Certificate or Warrant Certificates of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of such Warrant Certificate minus the number of such shares designated by the holder for such exercise as provided in Section 2.1.

     Section 2.4 Extension of Exercise Period; Change of Exercise Price. The Company may, upon written notice given to the Warrant Agent, and without the consent of the holders of the Warrant Certificates, (i) reduce the Exercise Price during all or any portion of the originally stated exercise period, or
(ii) extend the period over which the Warrants are exercisable beyond and increase the Exercise Price for any period during which the Warrant exercise period is extended. In the case of the extension of the exercise period or a change in the Exercise Price, the Company must provide the Warrant Agent and the Warrant holders of record written notice of such extension of the exercise period, specifying, as the case may be, the time to which such exercise period is extended, or specifying the new Exercise Price and the periods for which such new Exercise Price is in effect, at least twenty (20) days prior to the date such extension or new Exercise Price is to take effect.

                                   ARTICLE 3.
                             ANTIDILUTION PROVISIONS

     Section 3.1 Adjustment of Exercise Price.

     (a) The Exercise Price shall be subject to the following adjustments. In the event that:

     (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock shall be paid by the Company; or

     (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares; or

     (iii) the Company shall combine outstanding shares of Common Stock, by reclassification or otherwise;

     then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Exercise Price per share.

     (b) No adjustment of the Exercise Price shall be made if the amount of such adjustments shall be less than one cent per share, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

     Section 3.2 Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to Section 3.1, the registered holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     Section 3.3 Notice as to Adjustment. Upon any adjustment of the Exercise Price and an increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrants, then, and in each such case, the Company shall within ten (10) days after the effective date of such adjustment give written notice thereof to the Warrant Agent, and by first class mail, postage prepaid, addressed to each registered Warrant holder at the address of such Warrant holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall be fully protected in relying on any such notice and on any adjustment contained therein, and the Warrant Agent shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such written notice.

     Section 3.4 Effect of Reorganization, Reclassification, Merger, Etc. If at any time while any Warrant is outstanding there should be any capital reorganization or reclassification of the capital stock of the Company (other than the issue of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 3.1 hereof) or any consolidation or merger of the Company with another entity or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its assets to any other entity, the holder of any Warrant shall, during the remainder of the period such Warrant is exercisable, be entitled to receive, upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company, or of the successor entity resulting from such consolidation or merger, or of the entity to which the assets of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, to which the Common Stock (and any other securities and property) of the Company, deliverable upon the exercise of such Warrant, would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant Agreement with respect to the rights and interests thereafter of the Warrant holders to the end that the provisions set forth in this Warrant Agreement (including the adjustment of the Exercise Price and the number of shares issuable upon the exercise of the Warrants) shall thereafter be applicable, as near as may be reasonably practicable, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Warrant holders had carried out the terms of the exchange as provided for by such capital reorganization, reclassification, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor entity or the entity to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as in accordance with the foregoing provisions such holder shall be entitled to purchase.

     Section 3.5 Prior Notice as to Certain Events. In case at any time:

     (a) The Company shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

     (b) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

     (c) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another entity; or

     (d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then in any one or more of such cases, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to each registered
Warrant holder at the address of such Warrant holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     Section 3.6 Certain Obligations of the Company. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company
(a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of such stock upon the exercise of all Warrants from time to time outstanding, and
(b) will not (i) transfer all or substantially all of its properties and assets to any other person or entity, or (ii) consolidate with or merge into any other entity where the Company is not the continuing or surviving entity, or (iii) permit any other entity to consolidate with or merge into the Company where the Company is the continuing or surviving entity but, in connection with such consolidation or merger, the Common Stock then issuable upon the exercise of the Warrants shall be changed into or exchanged for shares or other securities or property of any other entity unless, in any such case, the other entity acquiring such properties and assets, continuing or surviving after such consolidation or merger or issuing or distributing such shares or other securities or property, as the case may be, shall expressly assume in writing and be bound by all the terms of this Warrant Agreement and the Warrant Certificates.

     Section 3.7 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock from time to time issuable upon such exercise. All such shares shall be duly and validly issued, fully paid and nonassessable with no liability on the part of the holder thereof.

     Section 3.8 Registration or Exemption of Common Stock. The Company will use its best efforts (a) at all times the Warrants are exercisable to maintain an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering Common Stock issuable upon exercise of the

Warrants, (b) from time to time to amend or supplement the prospectus contained in such registration statement to the extent necessary in order to comply with applicable law, (c) to qualify for exemption from the registration requirements of the Securities Act the Common Stock issuable upon exercise of the Warrants, and (d) to maintain exemptions or qualifications, in those jurisdictions in which the original registration statement relating to the Warrants was initially qualified, to permit the exercise of the Warrants and the issuance of the Common Stock pursuant to such exercise. The Warrant Agent shall have no responsibility for the maintenance of such exemptions or qualifications and shall incur no liabilities arising from the exercise or attempted exercise of Warrants in jurisdictions where exemptions or qualifications have not been maintained or are otherwise unavailable.


                                   ARTICLE 4.
                      CERTAIN OTHER PROVISIONS RELATING TO
                    RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     Section 4.1 No Rights of Shareholders. The Warrant Certificates shall be issued in registered form only. No Warrant Certificate shall entitle the holder thereof to any of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of holders of Common Stock or any other proceedings of the Company.

     Section 4.2 Loss, Theft, Destruction or Mutilation of Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant Certificate, and (a) in the case of any such loss, theft, or destruction, upon delivery to the Warrant Agent of an indemnity bond in form and amount, and issued by a bonding company, satisfactory to the Company and the Warrant Agent, or (b) in the case of any such mutilation upon surrender to and cancellation by the Warrant Agent of such Warrant Certificate, the Company at its expense will execute and cause the Warrant Agent to countersign and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     Section 4.3 Transfer Agent; Cancellation of Warrant certificates; Unexercised Warrants. The Company shall authorize and direct the transfer agent of the Common Stock (the "Transfer Agent"), to reserve at all times such number of authorized and unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all Warrants from time to time outstanding. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent. The Warrant Agent, and any successor thereto, is hereby irrevocably authorized to requisition from time to time from the Transfer Agent certificates for shares of Common Stock required for exercise of Warrants. The Company will supply the Transfer Agent with duly executed certificates for shares of Common Stock for such purpose and will make available any cash required in settlement of fractional share interests. All Warrant Certificates surrendered upon the exercise or redemption of Warrants shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company; such canceled Warrant Certificates, with the Purchase Form on the reverse thereof duly filled in and signed, shall constitute conclusive evidence as between the parties hereto of the numbers of shares of Common Stock which shall have been issued upon exercises of Warrants. Promptly after the last day on which the Warrants are exercisable (set forth in Section 2.1 above), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and unexercised.

No shares of Common Stock shall be subject to reservation with respect to Warrants not exercised prior to the time and date identified in Section 2. 1 above as the last time and date at which Warrants may be exercised.


                                   ARTICLE 5.
                  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     Section 5.1 Warrant Register; Transfer or Exchange of Warrant Certificates. The Warrant Agent shall cause to be kept at the office of the Warrant Agent designated for such purpose a register (the "Warrant Register") in which, subject to such reasonable regulations as the Company may prescribe, provisions shall be made for the registration of transfers and exchanges of Warrant Certificates. Upon surrender for transfer or exchange of any Warrant Certificates, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to or upon the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable taxes and governmental charges) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant Certificate so surrendered. Any Warrant Certificate surrendered for transfer or exchange shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company.

     Section 5.2 Identity of Warrant holders. Until a Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant Certificate is properly assigned in blank, the Company and the Warrant Agent may (but shall not be obligated to) treat the bearer thereof as the absolute owner of the Warrant Certificate and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary.


                                   ARTICLE 6.
                          CONCERNING THE WARRANT AGENT

     Section 6.1 Taxes. The Company will, from time to time, promptly pay to the Warrant Agent, or make provision satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any State upon the Company or the Warrant Agent upon the transfer or delivery of shares of Common Stock upon the exercise of Warrants, but neither the Company nor the Warrant Agent shall not be obligated to pay any tax or charge imposed in connection with any transfer involved in the delivery of a certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered in connection with the purchase thereof. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Warrant Agreement which requires the payment by a Warrant holder of applicable taxes or governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

     Section 6.2 Fractional Shares. The Warrant Agent shall have no duty or obligation with respect to any Section hereof regarding fractional shares unless and until the Warrant Agent shall have received specific written instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

     Section 6.3 Replacement of Warrant Agent in Certain Circumstances. The Warrant Agent or any successor Warrant Agent may resign and be discharged from its duties under this Warrant Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each Transfer Agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be (a) a person or entity organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such person or entity is authorized to do business in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority or (b) an affiliate of such a person or entity. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Warrant Agent and each Transfer Agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 6.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 6.4 Concerning the Warrant Agent.

     (a) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence or bad faith on the part of the Warrant Agent (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance, administration, exercise and performance of its duties under this

Warrant Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 6.4 and Section 6.5 below shall survive the termination of this Warrant Agreement and the resignation, replacement or removal of the Warrant Agent.

     (b) The Warrant Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Warrant Agreement and the exercise and performance of its duties hereunder, in reliance upon any Warrant Certificate or certificate for the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person(s) or entity(s), or otherwise upon the advice of counsel as set forth in
Section 6.5 hereof.

     Section 6.5 Rights and Duties of Warrant Agent. The Warrant Agent undertakes to perform only the duties and obligations expressly imposed by this Warrant Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Warrant Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

     (b) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the Exercise Price, the redemption price, or the number of shares issuable upon exercise of a Warrant Certificate) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Warrant Agreement in reliance upon such certificate.

     (c) The Warrant Agent shall be liable hereunder to the Company and any other person or entity only for its own gross negligence or bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Warrant Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Warrant Agent shall not have any liability for or be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for the making of any adjustment in the Exercise Price, or number of shares issuable upon exercise of the Warrant Certificates or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible for any change or adjustment in the terms of the Warrants (including the manner, method or amount thereof), or the ascertaining of the existence of facts that would require any such change or adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

     (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Warrant Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Warrant Agent under this Warrant Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Warrant Agent shall not be liable for any action taken or suffered by, or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five calendar days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

     (h) The Warrant Agent and any shareholder, affiliate, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent or any such shareholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other person or entity.

     (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other person or entity resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

     (j) No provision of this Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

     Section 6.6 Merger or Consolidation or Change of Name of Warrant Agent.

     (a) Any person or entity into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any person or entity resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any person or entity succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement; provided, that such person or entity would be eligible for appointment as a successor Warrant Agent under Section 6.3 hereof. In case at the time such successor Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant
Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

     (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

     Section 6.7 Amendment and Modification. The Warrant Agent may, without the consent or concurrence of the holders of the Warrant Certificates, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Warrant Agreement that they shall have been advised in a certificate signed by any one of the President, any Vice President, the Treasurer or the Secretary of the Company (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the obligations of the Company in this Warrant Agreement further obligations thereafter to be observed by it, (c) surrender any right or power reserved to or conferred upon the Company in this Warrant Agreement, or (d) do not or will not adversely affect, alter or change the rights, privileges or immunities of the holders of Warrant Certificates not provided for under this Warrant Agreement; provided, however, that any term of this Warrant Agreement or any Warrant Certificate may be changed, waived, discharged or terminated by an instrument in writing signed by each party against which enforcement of such change, waiver, discharge or termination is sought, or by which the same is to be performed or observed. Notwithstanding the foregoing, the Warrant Agent shall have no obligation to, and shall incur no liability in failing to, join in and execute any such supplemental agreement or amendment if the rights, duties, liabilities or obligations of the Warrant Agent will be adversely affected in any manner thereby.


                                   ARTICLE 7.
                                  OTHER MATTERS

     Section 7.1 Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     Section 7.2 Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be in writing and shall be sufficiently given or made if sent (i) by telecopy facsimile transmission (receipt of which is confirmed), (ii) by hand (including reputable overnight courier) or (iii) by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           Emerging Vision, Inc.
                           100 Quentin Roosevelt Boulevard
                           Garden City, NY 11530
                           Telecopy:  (516) 390-2110
                           Attention:  Christopher G. Payan

                           With a copy to:

                           Piper Rudnick LLP
                           1251 Avenue of the Americas
                           New York, NY 10022
                           Telecopy:  (212) 835-6001
                           Attention:  Michael Hirschberg, Esq.

     Any notice or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be in writing and shall be sufficiently given or made if sent (i) by telecopy facsimile transmission (receipt of which is confirmed),
(ii) by hand (including reputable overnight courier) or (iii) by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                           Mellon Investor Services LLC
                           85 Challenger Road
                           Ridgefield Park, NJ  07660
                           Telecopy:  (917) 320-6318
                           Attention:  Deborah Bass

                           With a copy to:

                           Kelley Drye & Warren LLP
                           101 Park Avenue
                           New York, NY  10178
                           Telecopy:  (212) 808-7897
                           Attention:  Merrill B. Stone, Esq.

     Section 7.3 Governing Law. This Warrant Agreement and each Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 7.4 No Benefits Conferred. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company, the Warrant Agent, and the holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the holders of the Warrant Certificates.

     Section 7.5 Headings. The descriptive headings used in this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 7.6 Counterparts. This Warrant Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                          EMERGING VISION, INC.


                                          By: /s/ Christopher G. Payan
                                             -----------------------------------
                                          Name:  Christopher G. Payan
                                          Title: Senior Vice President,
                                                 Co-Chief Operating Officer and
                                                 Chief Financial Officer


                                          MELLON INVESTOR SERVICES LLC
                                          as Warrant Agent


                                          By: /s/ Deborah Bass
                                             -----------------------------------
                                          Name:  Deborah Bass
                                          Title: Assistant Vice President

                                                                    Exhibit 99.1


----------------------------
RIGHTS CERTIFICATE NUMBER


----------------------------  ---------------------------  ---------------------
UNITS ELIGIBLE TO SUBSCRIBE   RIGHTS                       RECORD DATE SHARES


                              EMERGING VISION, INC.
                        SUBSCRIPTION FOR RIGHTS OFFERING
                               FEBRUARY __, 2003







SUBSCRIPTION CERTIFICATE

     The registered owner of this Subscription Certificate is entitled to subscribe for one unit (a "Unit") consisting of one share (a "Share") of the common stock of Emerging Vision, Inc. and a warrant to purchase one additional share of common stock for every one right (a "Right") held, 1.67 of which have been issued for each share of common stock owned of record on February 25, 2003 (the "Record Date"). If such registered owner subscribes for the maximum number of Units to which he or she is entitled through the basic subscription privilege, he or she is entitled to subscribe for an unlimited number of additional Units not otherwise subscribed for pursuant to the oversubscritpion privilege, subject to proration as described in the Prospectus dated February __, 2003, if there are sufficient available Units. For purposes of determining the number of Units a holder may acquire, shareholders whose shares are held of record on the Record Date by a depository or nominee will be deemed to be holders of the Rights that are issued to such depository or nominee. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus.

                                     By: Mellon Bank, N.A. as Subscription Agent


     THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 14, 2003 AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

     THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

SUBSCRIPTION TO PURCHASE UNITS OF EMERGING VISION, INC.

RETURN TO:  MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC

---------------------------------------- --------------------------------------
BY MAIL:                                 BY OVERNIGHT COURIER:
Mellon Bank, N.A.                        Mellon Bank, N.A.
c/o Mellon Investor Services LLC         c/o Mellon Investor Services LLC
P.O. Box 3301                            85 Challenger Road
South Hackensack, NJ 07606               Overpeck Centre
Attention: Reorganization Department     Ridgefield Park, NJ 07660
                                         Attention: Reorganization Department
---------------------------------------- --------------------------------------

----------------------------------------
BY HAND:
Mellon Bank, N.A.
c/o Mellon Investor Services LLC
120 Broadway, 13th Floor
New York, New York 10271
Attention: Reorganization Department
----------------------------------------


     1. Number of Units subscribed for through the basic subscription privilege (not to exceed one Unit for each Right held):

----------------------------------
Units


     2. Number of Units subscribed for through the oversubscription privilege (No limit, except basic subscription must be fully exercised):

---------------------------------
Units


     3. Total  Subscription  Price (sum of lines 1 and 2  multiplied  by $0.04):
$__________


     4. Method of Payment (Check (A), (B) or (C):

|_|  (A) Certified or Cashier's check or money order payable to Mellon Investor
         Services LLC (acting on behalf of Mellon Bank, N.A.)

                                       or

|_|  (B) Wire Transfer directed to JP Morgan Chase Bank, New York, NY, ABA
         #021000021, Reorg Acct #323-885489, FBO shareholder name, Ref: Emerging Vision, Inc., Attn: Mellon Investor Services LLC, Evelyn O'Connor, telephone no. 201-296-4515

                                       or

|_| (C) Personal check payable to Mellon Investor Services LLC, received no later than April 14, 2003. If your funds do not clear your bank before 5:00p.m., New York City time, Monday, April 14, 2003, your request for Units will not be accepted.

--------------------------------------------------------------------------------
AGREEMENT AND SIGNATURE

     I hereby irrevocably subscribe for the number of Units indicated above upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

         _______________________________
         _______________________________
DATED:   _______________________________, 2003

     Please date and sign exactly as your name appears on the reverse side of the Subscription Certificate. Joint owners should each sign. If signing as executor, administrator, trustee, attorney or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer; if a partnership, sign in the name of authorized person.


TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

     I hereby certify that the foregoing purchase of Units has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

         _______________________________
         _______________________________
DATED:   _______________________________, 2003

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS
FOR RIGHTS HOLDERS:

     (a) To be completed ONLY if the certificate representing the common stock or the warrants is to be issued in a name other than that listed on the first page. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE SECURITIES TO:

--------------------------------------     -------------------------------------
(Please Print Name)                        (Street Address)


--------------------------------------     -------------------------------------
(Social Security # or Tax ID #)            (City, State, Zip Code)


     (b) To be completed ONLY if the certificate representing the common stock or the warrants is to be sent to an address other than that listed on the first page. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

--------------------------------------     -------------------------------------
(Please Print Name)                        (Street Address)


--------------------------------------     -------------------------------------
(Social Security # or Tax ID #)            (City, State, Zip Code)


GUARANTEE OF SIGNATURE(S)

     All holders of Rights who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-l5 of the Securities Exchange Act of 1934, as amended.


Authorized Signature: _________________    Name of Firm:________________________
Name:__________________________________    Address:_____________________________
Title:_________________________________    Area Code and Telephone No.:_________


     YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SECURITIES DELIVERED TO AN ADDRESS OTHER THAN THAT LISTED ON THE FIRST PAGE OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

     Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include a (a) commercial bank or trust company, (b) member firm of a domestic stock exchange or (c) credit union.

                                      Signature Guaranteed:


                                      By:_______________________________________
                                         (Signature of Officer)

                                         _______________________________________
                                         (Name of Bank or Firm)

                                                                    Exhibit 99.2


                              EMERGING VISION, INC.
                         100 Quentin Roosevelt Boulevard
                           Garden City, New York 11530


                                                               February 25, 2003

Dear Shareholder:

     On behalf of the Board of Directors of Emerging Vision, Inc. (the "Company"), we are pleased to provide details on the Company's rights offering to purchase units (the "Units"), each Unit consisting of one share of the Company's common stock and a warrant to purchase one additional share of common stock. The Units are being offered at the subscription price of $0.04 per share.

     Each beneficial owner of the Company's common stock has the right to purchase 1.67 Units for each share of common stock that they owned on February 25, 2003. You will not receive any fractional rights but instead the subscription rights will be rounded down to the next lowest full subscription right.

     If you fully exercise the basic subscription privilege issued to you, you may subscribe for additional Units through the oversubscription privilege. If the Company's other shareholders receiving rights do not elect to purchase all of the Units offered under their basic subscription privilege, then Units purchased through the oversubscription privilege will be allocated pro rata based on the number of Units each subscriber for additional Units has purchased under the basic subscription privilege, as more fully described in the Prospectus.

     Enclosed are copies of the following documents:

         1. Prospectus;

         2. Instructions for Use of Emerging Vision, Inc. Subscription Certificates;

         3. Subscription Certificate; and

         4. Return envelope addressed to Mellon Bank, N.A., the Subscription Agent.

     The enclosed Prospectus describes the rights offering and the procedure to follow if you choose to exercise your rights. Please read the Prospectus and other enclosed materials carefully.

     Your prompt action is requested. The rights offering will expire at 5:00 p.m., New York City time, on April 14, 2003 (the "Expiration Date"), unless extended by the Company in its sole discretion.

     To exercise your rights, a properly completed and executed Subscription Certificate and payment in full for all of the Units purchased must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date.

     Additional copies of the enclosed materials may be obtained by contacting Mellon Investor Services LLC toll-free at 800-932-6798.

     We are pleased to offer you this opportunity and hope that you will consider a further investment in our Company.


                                              Sincerely,


                                              EMERGING VISION, INC.

                                                                    Exhibit 99.3


                              EMERGING VISION, INC.
                         100 Quentin Roosevelt Boulevard
                           Garden City, New York 11530

          50,000,000 UNITS, EACH UNIT CONSISTING OF ONE SHARE OF COMMON
            STOCK AND A WARRANT TO PURCHASE ONE ADDITIONAL SHARE OF
                                  COMMON STOCK,
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS


        THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M., NEW YORK
        -----------------------------------------------------------------
                 CITY TIME, ON APRIL 14, 2003 UNLESS EXTENDED.
                 ---------------------------------------------


February 25, 2003


To:  Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

     This letter is being distributed to brokers, dealers, commercial banks, trust companies and other nominees in connection with the offering by Emerging Vision, Inc. of an aggregate of 50,000,000 units (the "Units"), each unit consisting of one share of the Company's common stock ("Common Stock") and a warrant to purchase one additional share of Common Stock, at a subscription price of $0.04 per Unit (the "Subscription Price"), pursuant to the exercise of non-transferable subscription rights ("Subscription Rights") initially distributed to all holders of record of shares as of the close of business on February 25, 2003. The Subscription Rights, including the oversubscription privilege, are described in the enclosed prospectus and evidenced by a Subscription Certificate registered in your name or in the name of your nominee.

     Each beneficial owner of Common Stock registered in your name or the name of your nominee is entitled to 1.67 Subscription Rights for each share of Common Stock owned. Shareholders may purchase one Unit for each Subscription Right exercised. Shareholders will not receive fractional Subscription Rights, but instead Subscription Rights will be rounded down to the next lowest full Subscription Right.

     We are asking you to contact your clients for whom you hold shares of Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Subscription Rights.

     Enclosed are copies of the following documents for you to use:

         1. Prospectus;

         2. Form of Letter from Emerging Vision, Inc. to its Shareholders;

         3. Instructions for Use of Emerging Vision, Inc. Subscription Certificates; and

         4. Return envelope addressed to Mellon Bank, N.A., the Subscription Agent.

     Your prompt action is requested. The Subscription Rights will expire at 5:00 P.M., New York City time, on April 14, 2003 (the "Expiration Date"), unless extended by the Company in its sole discretion.

     To exercise Subscription Rights, properly completed and executed Subscription Certificates and payment in full for all Subscription Rights exercised must be delivered to the Subscription Agent as indicated in the prospectus prior to the Expiration Date.

     The Company will not pay any fees or commissions to any broker, dealer or other person for soliciting subscriptions for Subscription Rights pursuant to the rights offering, other than the Subscription Agent and the Information Agent as described in the prospectus.

     Additional copies of the enclosed materials may be obtained by contacting Mellon Investor Services LLC toll-free at 800-932-6798.


                                                    Sincerely,

                                                    EMERGING VISION, INC.



     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF EMERGING VISION, INC., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

                                                                    Exhibit 99.4


                             INSTRUCTIONS FOR USE OF

                              EMERGING VISION, INC.

                            SUBSCRIPTION CERTIFICATES
                          -----------------------------

            CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

     The following instructions relate to a rights offering (the "Rights Offering") by Emerging Vision, Inc., a New York corporation (the "Company"), to the holders of its common stock, par value $0.01 per share ("Common Stock"), as described in Emerging Vision, Inc.'s prospectus, dated February __, 2003 (the "Prospectus"). Holders of record of Common Stock at the close of business on February 25, 2003 (the "Record Date") will receive 1.67 non-transferable subscription rights (the "Subscription Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of
50,000,000 Subscription Rights exercisable to purchase an aggregate of 50,000,000 units (the "Units"), each Unit consisting of one share of Common Stock and a warrant (the "Warrants") to purchase one additional share of Common Stock, are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $0.04 (the "Subscription Price"), to purchase one Unit (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for additional unsubscribed Units equal to the percentage of Units purchased by you under the Basic Subscription Privilege, as compared to the total number of Units purchased by all shareholders, including you, who are exercising their oversubscription privilege (the "Oversubscription Privilege") (subject to proration). See "The Offering" in the Prospectus.

     No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The total number of Subscription Rights issued to each shareholder will be rounded down to the next lowest full Subscription Right.

     The Subscription Rights will expire at 5:00 p.m., New York City time, on April 14, 2003 (as it may be extended, the "Expiration Date").

     You are entitled to 1.67 Subscription Rights for each share of Common Stock you own as of the Record Date. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

     THE SUBSCRIPTION AGENT MUST RECEIVE YOUR COMPLETED SUBSCRIPTION CERTIFICATE ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR ALL SUBSCRIPTION RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE SUCH EXERCISE MAY NOT BE REVOKED.

     1. Subscription Privileges. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Subscription Privilege to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by hand delivery or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (a) check or bank draft (cashier's check) drawn on a U.S. bank or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank N.A. as Subscription Agent) or (b) wire transfer of immediately available funds to the account maintained by the Subscription Agent for such purpose at JP Morgan Chase Bank, New York, NY, ABA #021000021, Reorg Acct #323-885489, FBO shareholder name, Ref: Emerging Vision, Inc., Attn: Mellon Investor Services LLC, Evelyn O'Connor, telephone no. 201-296-4515. The Subscription Price will be deemed to have been received by the Subscription Agent under the conditions described in the paragraph below entitled Acceptance of Payments.

     Banks, brokers and other nominee holders of Subscription Rights who exercise the Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and to the Company as to the aggregate number of Subscription Rights that have been exercised by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting.

     Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon (a) the clearance of any uncertified check, (b) the receipt by the Subscription Agent of any certified check or bank draft (cashier's check) drawn on a U.S. bank, money order or (c) immediately available funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR FOLLOWING RECEIPT BY THE SUBSCRIPTION AGENT. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECKS ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE SUBSCRIPTION AGENT RECEIVES CLEARED PAYMENT BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED CHECK, BANK DRAFT (CASHIER'S CHECK) OR MONEY ORDER.

     Contacting the Subscription Agent. The address, telephone and facsimile numbers of the Subscription Agent are as follows:

By Mail:                                  By Overnight Courier:
--------                                  ---------------------

Mellon Bank, N.A.                         Mellon Bank, N.A.
c/o Mellon Investor Services LLC          c/o Mellon Investor Services LLC
Post Office Box 3301                      85 Challenger Road - Mail Drop - Reorg
Hackensack, NJ 07606                      Ridgefield Park, NJ 07660
Attn: Reorganization Department           Attn: Reorganization Department

By Hand:
--------

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
120 Broadway, 13th Floor
New York, NY 10271
Attn:  Reorganization Department


     The address and telephone number of Mellon Investor Services LLC for inquiries, information or requests for additional documentation is as follows:

                            44 Wall Street, 7th Floor
                               New York, NY 10005
                                 (800) 932-6798

     The Subscription Agent must receive the Subscription Certificate and payment of the estimated subscription price on or before the Expiration Date. Deposit in the mail will not constitute delivery to the Subscription Agent. The Subscription Agent has discretion to refuse to accept any improperly completed or unexecuted rights certificate.

     No Subscription Rights Amount; Effect of Over and Underpayments. If you have not indicated the number of Subscription Rights being exercised, or if you do not deliver the dollar amount sufficient to purchase the number of Units subscribed for, you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment you deliver. To the extent that the dollar amount you deliver exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificate you deliver (such excess being the "Subscription Excess"), any excess amount will be returned to you.

     2. Delivery of Stock Certificates. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the reverse side of your Subscription Certificate.

     (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder (i) certificates representing shares of Common Stock and (ii) Warrants purchased pursuant to the Basic Subscription Privilege.

     (b) Oversubscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Oversubscription Privilege the number of (i) certificates representing shares of Common Stock and (ii) Warrants allocated to such Subscription Rights holder pursuant to the Oversubscription Privilege. See "The Offering" in the Prospectus.

     (c) Excess Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail promptly to each Subscription Rights holder any excess funds received (without interest or deduction) in payment of the Subscription Price for Units that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Subscription Privilege.

     3. To Have a Subscription Certificate Divided into Smaller Denominations. To have a Subscription Certificate divided into certificates for smaller numbers of Subscription Rights, send your Subscription Certificate, together with complete instructions (including specification of the whole number of Subscription Rights you wish to be evidenced by each new Subscription Certificate) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to you for any such delays.

     4. Execution.

     (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

     (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Guarantor Institution if you specify special issuance or delivery instructions.

     5. Method of Delivery. The method of delivery of Subscription Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

     6. Special Provisions Relating to the Delivery of Subscription Rights through Depository Facility Participants. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights (such Subscription Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Unit subscribed for pursuant to the Subscription Privilege.

                                                                    Exhibit 99.5


SUBSCRIPTION AGENT AGREEMENT



                                                               February 10, 2003


Mellon Bank, N.A.
85 Challenger Rd.
Ridgefield Park, NJ  07660

Attn: Reorganization Department

Gentlemen:

     Emerging Vision, Inc., a New York corporation (the "Company"), is offering (the "Subscription Offer") to the holders of record of its outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), at the close of business on February 25, 2003 (the "Record Date"), the right to subscribe for and purchase (each a "Right") units (the "Units"), each Unit consisting of one share of Common Stock and a warrant (the "Additional Warrants," and together with the shares of Common Stock underlying the Units, the "Securities") to purchase one additional share of Common Stock, at a purchase price of $0.04 per Unit (the "Subscription Price"), payable by certified or cashier's check, bank draft drawn upon a U.S. bank or a U.S. postal money order, or a personal check that clears before expiration of the Rights, upon the terms and conditions set forth herein. The Company shall issue 1.67 Rights for each share of Common Stock held as of the Record Date. The term "Subscribed" shall mean submitted for purchase from the Company by a shareholder in accordance with the terms of the Subscription Offer and the term "Subscription" shall mean any such submission. The Subscription Offer will expire at 5:00 p.m., New York City time, on April 14, 2003 (the "Expiration Time"), unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Subscription Offer, as so extended by the Company from time to time, shall expire.

     The Company filed an amended Registration Statement relating to the Units with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 10, 2003. Said Registration Statement was declared effective on February __, 2003. The terms of the Units are more fully described in the Prospectus forming part of the Registration Statement as it was declared effective, and the accompanying Letter of Instruction. Copies of the Prospectus and the Letter of Instruction are annexed hereto as Exhibit 2 and Exhibit 3, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. Promptly after the Record Date, the Company will provide you with a list of holders of Common Stock as of the Record Date (the "Record Shareholders List").

     The Rights are evidenced by non-transferable subscription warrants (the "Warrants"), a copy of the form of which is annexed hereto as Exhibit 4. The Warrants entitle the holders to subscribe, upon payment of the Subscription Price, for Units at the rate of one Unit for each Right evidenced by a Warrant (the "Basic Subscription Privilege"). No fractional Rights will be issued, but the number of Rights issued will be rounded down to the next lowest whole number. Reference is made to the Prospectus for a complete description of the Basic Subscription Privilege.

     Further, the Subscription Offer provides that subscribing shareholders, and only those subscribing shareholders who exercise their Rights in full, may exercise an Oversubscription Right as more fully described in the Registration

Statement. Mellon Bank, N.A. shall, after the initial allocation of Units to those shareholders exercising their Basic Subscription Right, allocate any remaining Basic Subscription, as more fully described in the Registration Statement.

     The Company hereby appoints you as Subscription Agent (the "Subscription Agent") for the Subscription Offer and agrees with you as follows:

     1) As Subscription Agent, you are authorized and directed to:

     (A) Issue the Warrants in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company. The Warrants may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

     (B) Promptly after you receive the Record Shareholders List:

     (a) mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Warrant evidencing the Rights to which such shareholder is entitled under the Subscription Offer, (ii) a copy of the Prospectus, (iii) a Letter of Instruction and (iv) a return envelope addressed to the Subscription Agent; and

     (b) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address (i) a copy of the Prospectus and (ii) a Letter of Instruction (different from the Letter of Instruction sent to shareholders whose address of record is within the United States and Canada). You shall refrain from mailing Warrants issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Warrants for the account of such shareholder subject to such shareholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such shareholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 11:00 a.m., New York City time, on April 10, 2003.

     (C) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Warrants and the Prospectus.

     (E) Subject to the next sentence, accept Subscriptions from shareholders whose Warrants are alleged to have been lost, stolen or destroyed upon receipt by you of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to you, accompanied by payment of the Subscription Price for the total number of Units Subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Warrants and you shall withhold delivery of the Units Subscribed for until after the Warrants have expired and it has been determined that the Rights evidenced by the Warrants have not otherwise been purported to have been exercised or otherwise surrendered.

     (F) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

     (a) if the Warrant is registered in the name of a fiduciary and is executed by and the Securities are to be issued in the name of such fiduciary;

     (b) if the Warrant is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Securities are issued in the names of, and is to be delivered to, such joint tenants;

     (c) if the Warrant is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Securities are to be issued in the name of such corporation; or

     (d) if the  Warrant  is  registered  in the  name of an  individual  and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the Securities are to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

     (G) Refer to the Company for specific instructions as to acceptance or rejection, Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted pursuant to this Paragraph G, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Warrants.

     (H) Upon acceptance of a Subscription:

     (a) hold all monies received in a special account for the benefit of the Company. Promptly following the Expiration Time you shall distribute to the Company the funds in such account and issue certificates for Securities issuable with respect to Subscriptions which have been accepted.

     (b) advise the Company daily by telecopy or email transmission and confirm by letter to the attention of Christopher G. Payan (the "Company Representative") as to the total number of Units Subscribed for, total number of Rights partially Subscribed for and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone (516-390-2134), confirmed by telecopy or email, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals; and

     (c) as promptly as possible but in any event on or before 3:30 p.m., New York City time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with (b) above of the number of Units Subscribed for and the number of Units unsubscribed for.

     (I) Upon completion of the Subscription Offer, you shall requisition certificates from the Transfer Agent for the Common Stock for shares of Common Stock underlying the Units Subscribed for.

     2) (A) The Warrants shall be issued in registered form only. The Company shall appoint and have in office at all times a Transfer Agent and Registrar for the Warrants, satisfactory to you, which shall keep books and records of the registration and transfers and exchanges of Warrants (such books and records are hereinafter called the "Warrant Register"). The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Warrants. The Company shall promptly notify you of any change in the Transfer Agent and Registrar of the Warrants.

     (B) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer or exchange.

     (C) Any Warrant when duly endorsed in blank shall be deemed negotiable, and when a Warrant shall have been so endorsed the holder thereof may be treated by the Company, you and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding, but until such transfer is registered in the Warrant Register, the Company and you may treat the registered holder thereof as the owner for all purposes.

     3) You will follow your regular procedures to attempt to reconcile any discrepancies between the number of Units that any Warrant may indicate are to be issued to a shareholder and the number that the Record Shareholders List indicates may be issued to such shareholder. In any instance where you cannot reconcile such discrepancies by following such procedures, you will consult with the Company for instructions as to the number of Securities, if any, you are authorized to issue. In the absence of such instructions, you are authorized not to issue any Securities to such shareholder.

     4) You will examine the Warrants received by you as Subscription Agent to ascertain whether they appear to you to have been completed and executed in accordance with the applicable Letter of Instruction. In the event you determine that any Warrant does not appear to you to have been properly completed or executed, or where the Warrants do not appear to you to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to you to exist, you will follow, where possible, your regular procedures to attempt to cause such irregularity to be corrected. You are not authorized to waive any irregularity in connection with the Subscription, unless you shall have received from the Company the Warrant which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Warrant has been cured or waived and that such Warrant has been accepted by the Company. If any such irregularity is neither corrected nor waived, you will return to the subscribing shareholder (at your option by either first class mail under a blanket surety bond or insurance protecting you and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Warrants or by registered mail insured separately for the value of such Warrants) to such shareholder's address as set forth in the Subscription any Warrants surrendered in connection therewith and any other documents received with such Warrants, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Warrants and other documents.

     5) Each document received by you relating to your duties hereunder shall be dated and time stamped when received.

     6) (A) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Common Stock to permit the exercise in full of all Rights issued pursuant to the Subscription Offer. Subject to the terms and conditions of this Agreement, you will request the Transfer Agent for the Common Stock to issue certificates evidencing the appropriate number of shares of Common Stock as required from time to time in order to effectuate the Subscriptions.

     (B) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to ensure that all shares of Common Stock issuable upon the exercise of the Warrants at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

     (C) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of Warrants or Common Stock issued upon exercise of Warrants.

     7) If certificates representing Securities are to be delivered by you to a person other than the person in whose name a surrendered Warrant is registered, you will issue no certificate for Securities until the Warrant so surrendered has been properly endorsed (or otherwise put in proper form for transfer) and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Securities in a name other than that of the registered holder of the Warrant surrendered, or has established to your satisfaction that any such tax or charge either has been paid or is not payable.

     8) Should any issue arise regarding federal income tax reporting or withholding, you will take such action as the Company instructs you in writing.

     9) The Company may terminate this Agreement at any time by so notifying you in writing. You may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, you shall be relieved and discharged of any further responsibilities with respect to your duties hereunder. Upon payment of all your outstanding fees and expenses, you will forward to the Company or its designee promptly any Warrant or other document relating to your duties hereunder that you may receive after your appointment has so terminated. Sections 11, 12, and 14 of this Agreement shall survive any termination of this Agreement.

     10) As agent for the Company hereunder you:

     (A) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by you and the Company;

     (B) shall have no obligation to issue any Securities unless the Company shall have provided a sufficient number of certificates for such Securities;

     (C) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Warrants surrendered to you hereunder or Securities issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

     (D) shall not be obligated to take any legal action hereunder; if, however, you determine to take any legal action hereunder, and where the taking of such action might, in your judgment, subject or expose you to any expense or liability you shall not be required to act unless you shall have been furnished with an indemnity satisfactory to you;

     (E) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

     (F) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

     (G) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Subscription Offer, including without limitation obligations under applicable securities laws;

     (H) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to you acting as Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company;

     (I) may consult with counsel satisfactory to you, including Piper Rudnick LLP, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the advice of such counsel;

     (J) may perform any of your duties hereunder either directly or by or through agents or attorneys and you shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by you hereunder; and

     (K) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

     11) In the event any question or dispute arises with respect to the proper interpretation of the Subscription Offer or your duties hereunder or the rights of the Company or of any shareholders surrendering Warrants pursuant to the Subscription Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such shareholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the shareholders and all other parties that may have an interest in the settlement.

     12) Any instructions given to you orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. You shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

     13) Whether or not any Warrants are surrendered to you, for your services as Subscription Agent hereunder, the Company shall pay to you compensation in accordance with the fee schedule attached as Exhibit 1 hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel.

     14) (A) The Company covenants to indemnify and hold you harmless from and against any loss, liability, claim or expense ("Loss") arising out of or in connection with your duties under this Agreement, including the costs and expenses of defending yourself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of your gross negligence or intentional misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall you be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such damages and regardless of the form of action. Any liability of yours will be limited to the amount of fees paid by the Company hereunder.

     (B) In the event any question or dispute arises with respect to the proper interpretation of this Agreement or your duties hereunder or the rights of the Company or of any shareholders surrendering Rights for Units pursuant to the Subscription Offer, you shall not be required to act and shall not be held liable or responsible for your refusal to act until the question or dispute has been judicially settled (and you may, if you in your sole discretion deem it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all shareholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such shareholder and party. In addition, you may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the shareholders and all other parties that may have an interest in the settlement.

     The obligations of Company under this section shall survive the termination of this Agreement.

     15) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

     16) The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Subscription Offer and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Subscription Offer will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Subscription Offer.

     17) In the event that any claim of inconsistency between this Agreement and the terms of the Subscription Offer arise, as they may from time to time be amended, the terms of the Subscription Offer shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of you as Subscription Agent, which shall be controlled by the terms of this Agreement.

     18) Set forth in Exhibit 5 hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Agreement.

     19) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to Mellon Bank, N.A., c/o Mellon Investor Services LLC, 85 Challenger Rd., Ridgefield Park, NJ 07660, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

     20) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

     21) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

     22) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

     Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.


                                          Very truly yours,

                                          EMERGING VISION, INC.


                                          By: /s/ Christopher G. Payan
                                             -----------------------------------

                                          Name:  Christopher G. Payan
                                          Title: Senior Vice President,
                                                 Co-Chief Operating Officer and
                                                 Chief Financial Officer


                                                 Address for notices:
                                                 100 Quentin Roosevelt Boulevard
                                                 Suite 508
                                                 Garden City, NY 11530
                                                 Telecopy:  (516) 390-2110


Accepted as of the date
above first written:

MELLON BANK, N.A.
AS SUBSCRIPTION AGENT


By: /s/ Michael A. Nespoli
   ---------------------------------
Name:  Michael A. Nespoli
Title: Vice President

                       Exhibit 1            Schedule of Fees
                       Exhibit 2            Prospectus
                       Exhibit 3            Letter of Instruction
                       Exhibit 4            Form of Warrant
                       Exhibit 5            Authorized Persons

                                                                       Exhibit 1

                          MELLON INVESTOR SERVICES LLC
                                Schedule of Fees
             Subscription Agent, Information Agent and Warrant Agent





Combined Flat Fee (including printing)                               $ 47,530.00
--------------------------------------------------------------------------------



Plus:
-----

Out of Pocket Expenses                                                Additional
Including Postage, Prospectus, Stationery,
Overtime, Transportation, etc.


Midnight Expirations, each                                           $  5,000.00
Includes System Time, Security, Window Facility, Post Office
Pick Up at Midnight, etc.


Extension of Offer, each                                             $  6,000.00


Special Services
----------------
* Special Tax Reporting                              $3.00/account
* Programming fees                                   $250 per hour
* Attorney Review of Agreement (if there are         $1,000.00
  significant variations on the standard language)
* Mail Date changes                                  $500.00
* Archive Storage of Boxes, each box                 $2.50/month
                                                     ($50 minimum/month)
* Media & Drafting Services                          $175 per hour
* Changes to Standard Documents                      By Appraisal
* Additional Special Services                        By Appraisal

                                                                       Exhibit 5

                  Names and Specimen Signatures of the Persons
             Authorized to Act for the Company under this Agreement


Signature                                    Title
---------                                    -----
                                             Senior Vice President, Co-Chief
                                             Operating Officer, Chief Financial
                                             Officer, Secretary and Treasurer
                                             President, Chief Financial Officer,
 /s/ Christopher G. Payan                    Treasurer and Secretary
-----------------------------
Christopher G. Payan

                                             Co-Chief Operating Officer and
 /s/ Samuel Z. Herskowitz                    Chief Marketing Officer
-----------------------------
Samuel Z. Herskowitz

                                             Co-Chief Operating Officer and
                                             Senior Vice President - Business
 /s/ Myles S. Lewis                          Development
-----------------------------
Myles S. Lewis

                                                                    Exhibit 99.6


                       INFORMATION AGENT SERVICE AGREEMENT



                                                               February 10, 2003

Ladies and Gentlemen:

     With respect to your role as Information Agent, you shall provide the following services (the "services").

     1. Services

         a) Assist in the coordination of advertisement placement if required.

         b) Establishing contacts with brokers, dealers, banks and other nominees on our behalf.

         c)       Determining the material requirements.

         d)       Assistance with document drafting and review.

         e) Facilitate the distribution of materials to the registered and beneficial owners and to other interested parties.

         f) Providing a dedicated toll-free line for all shareholder queries.

         g)       Status reporting to management.

         h) Payment of all broker forwarding invoices, subject to collection from us of monies for this purpose.

         i)       Assist in the coordination of all printing activities

     2. Fees for Services. The management fee for acting as information agent plus all out-of pocket expense incurred by you, including, without limitation, documentation preparation, telephone, Bank/Broker listings, and postage costs shall be payable upon the execution of this agreement. Invoices for out-of-pocket expenses shall be rendered monthly as incurred and shall be payable upon receipt. Your services shall commence upon receipt of a signed copy of this contract and expire thirty days from the expiration of the offer, or May 31, 2003 whichever is sooner.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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     Please  acknowledge  receipt of this  letter  and  confirm  your  agreement concerning your appointment as Information Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.



                                      Very truly yours,

                                      EMERGING VISION, INC.


                                      By: /s/ Christopher G. Payan
                                         ---------------------------------------

                                      Name:  Christopher G. Payan
                                      Title: Senior Vice President,
                                             Co-Chief Operating Officer and
                                             Chief Financial Officer

                                      Address for notices:
                                      100 Quentin Roosevelt Boulevard
                                      Garden City, NY 11530
                                      Telecopy:  (516) 390-2110


Accepted as of the date above first written:

Mellon Investor Services LLC
AS INFORMATION AGENT


By: /s/ Mark C. Smith
   --------------------------------------
Name:  Mark C. Smith
Title: Event Manager - Corporate Actions